U.S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM SB-2
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                ONE TOUCH TOTAL COMMUNICATIONS, INC.
           (Name of Small Business Issuer in its charter)

   Nevada                              335000                  91-1933601
(State or jurisdiction of (Primary Standard Industrial      I.R.S. Employer
     or organization)        Classification Code Number)   Identification No.)

1630 South Sunkist Street, Suite K, Anaheim, California 92806; (714) 456-0874
        (Address and telephone number of Registrant's principal executive offices and principal place of business)

Brian F. Faulkner, Esq., 3900 Birch Street, Suite 113, Newport Beach California; (949) 975-0544
     (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier
effective registration statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.   [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.   [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933 check the following box.   [X]

If the delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.  [   ]


                    CALCULATION OF REGISTRATION FEE

Title of         Amount to be    Proposed    Proposed   Amount of
Securities       Registered      Maximum     Aggregate  Registration
to be                            Offering    Offering   Fee
Registered                       Price Per   Price
                                 Share (1)
Common
Stock            5,000,000       $0.10      $500,000     $125.00

Common
Stock            1,075,000       $0.06      $ 64,500     $ 16.12

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Pursuant to Rule 416, such additional amounts to prevent dilution from stock splits or similar transactions.

(2) Calculated in accordance with Rule 457(c): The average of the bid and ask price as of March 29, 2001.

                              PROSPECTUS

               ONE  TOUCH  TOTAL  COMMUNICATIONS, INC.

                            6,075,000 Shares*
                               Common Stock

One Touch Total Communications, Inc., a Nevada corporation, doing business as Communications Plus, is hereby offering shares of common stock under SEC Rule 415 pursuant to the terms of this prospectus. A total of 6,075,000 shares of common stock are to be registered:

The company's public offering consists of 5,000,000 shares of common stock, par value $0.001, at $0.10 per share in a best-efforts offering by the company with no minimum required purchases and no escrow. This offering will commence promptly after effectiveness of the registration statement, will be made on a continuous basis, and may continue for a period in excess of 30 days from the date of commencement. This offering will end not later than March 27, 2003. The company's common stock trades on the Pink Sheets LLC under the trading symbol "OTTC".

Concurrent with this public offering, is an offering by certain selling shareholders of the company, in the total amount of 1,075,000 shares of common stock. These selling shareholders may offer their stock through public or private transactions, on or off the Pink Sheets LLC, at prevailing market prices, or at privately negotiated prices.

The shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment
(See "Risk Factors" on page 4).

These securities have not been approved or disapproved by the securities and exchange commission or any state securities commission nor has the securities and exchange commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                     Price to Public    Underwriting       Proceeds to
                                        Discounts and         Issuer
                                        Commissions

Per Share               $0.10               $0                $0.10
Total Maximum         $500,000              $0              $500,000

Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated: _____________, 2001

* Pursuant to SEC Rule 416, there will be a change in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction

                         Table Of Contents

Prospectus Summary                                                  4
Risk Factors                                                        4
Use of Proceeds                                                    11
Selling Shareholders                                               12
Plan of Distribution                                               12
Legal Proceedings                                                  16
Directors, Executive Officers, Promoters and Control Persons       16
Security Ownership of Certain Beneficial Owners and Management     17
Description of Securities                                          19
Interest of Named Experts And Counsel                              20
Disclosure of Commission Position on Indemnification
  for Securities Act Liabilities                                   20
Organization Within Last Five Years                                30
Description of Business                                            30
Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                        35
Description of Property                                            36
Certain Relationships and Related Transactions                     37
Market for Common Equity and Related Stockholder Matters           37
Executive Compensation                                             38
Financial Statements                                               40
Changes In and Disagreements With Accountants on
  Accounting and Financial Disclosure                              54
Available Information                                              54

                         PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety.

The Company.

One Touch Total Communications, Inc., doing business as Communications Plus, has as its principal business the purchase of new telephone equipment, the testing and refurbishment of used telephone equipment, and the retail sale of such equipment. The company also conducts business on the internet through its website www.link4phones.com.

The principal offices of the company's are located at 1630 South
Sunkist Street, Suite K, Anaheim, California 92806. The telephone number for the company is: (714) 456-0874.

The Offering.

6,075,000 shares of common stock of the company will be offered under a shelf registration under Rule 415 (shares outstanding prior to this offering: 14,778,399, as of March 1, 2001; shares to be outstanding after this offering, assuming a full subscription: 19,778,399), as follows:

Selling shareholders on a delayed basis: 1,075,000.

Shares for sale to the public on a continuous basis: 5,000,000.

Use of Proceeds: The amount of proceeds from this offering will depend on the offering price per share and the number of shares sold for cash. The proceeds of the cash offering, less the expenses of the offering (estimated at $37,641), will be used to provide working capital for the company.

                           RISK FACTORS

The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment.
Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors among other things, as well as all other information set forth in this prospectus.

Limited Prior Operations.

The company has only had limited prior operations, having embarked on its current line of business in 1997. Thus, the company is subject to all the risks inherent in the creation of a new business. The likelihood of the success of the company must be considered in the light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business and the competitive environment in which the company operates.
Unanticipated delays, expenses and other problems such as setbacks in product development, and market acceptance are frequently encountered in connection with the expansion of a business.

Consequently, there is only a limited operating history upon which to base an assumption that the company will be able to achieve its business plans. In addition, the company has only limited assets. As a result, there can be no assurance that the company will generate significant revenues in the future; and there can be no assurance that the company will operate at a profitable level. If the company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the company's business will not succeed.

As a result of the fixed nature of many of the company's expenses, the company may be unable to adjust spending in a timely manner to compensate for any unexpected delays in the development and marketing of the company's products or any capital raising or revenue shortfall. Any such delays or shortfalls will have an immediate adverse impact on the company's business, operations and financial condition.

Limited Revenues and Operating Profits.

The company has had limited revenue and operating profits to date (net income of $541,919 for the fiscal year ended December 31, 1999, and a net loss of $267,650 for the fiscal year ended December 31, 2000). The future growth and profitability of the company will be principally dependent upon its ability to successfully development its plan of business and market its products. Accordingly, the company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by new product introductions.

Additional Financing May Be Required.

The company has sufficient cash flow to meet its cash requirements through 2001. However, there can be no assurance the company will continue to meet its cash requirements. The company may add additional revenues through the acquisition of other telecom companies which integrate into the companies overall business plan through the issuance of additional securities. Thus, the company may need to raise additional capital over the next 12 months (up to $1,000,000). There can be no assurance that the company will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the company. If the company cannot obtain needed funds, it may be forced to curtail or cease its activities. If additional shares were issued to obtain financing, current shareholders may suffer a dilution on their percentage of stock ownership in the company. Advent of New Technology and Its Potential Effect on Existing

Inventory.

There are continuous refinements and improvement in existing technology in the telecommunications industry. New technology might have an impact upon the marketability of the existing company inventory of refurbished telecommunications equipment. Up to this time, since the company's products are less expensive than the "latest technology" the company has been able to find a market for this equipment. However, the company cannot predict the effect that any future technological changes might have on the company's products.

Acceptance and Effectiveness of Internet Electronic Commerce.

The company's success in marketing its products on-line, as well as through other mediums will be dependent on consumer acceptance of e-retailing and an increase in the use of the Internet for e-commerce. If the markets for e-commerce do not develop or develop more slowly than the company expects, its e-commerce business may be harmed. If Internet usage does not grow, the company may not be able to realize revenues in 2001 from Internet advertising and sponsorships, which also may harm both the company's retail and e-commerce businesses. Internet use by consumers is in an early stage of development, and market acceptance of the Internet as a medium for content, advertising and e-commerce is uncertain. A number of factors may inhibit the growth of Internet usage, including inadequate network infrastructure, security concerns, inconsistent quality of service, and limited availability of cost-effective, high-speed access. If these or any other factors cause use of the Internet to slow or decline, our results of operations could be adversely affected.

Competition in Selling Communications Equipment.

The company faces significant competition from other companies selling communications equipment, including those selling refurbished equipment. Although the company believes that the quality of its products, as well as its customer service and support set it apart from other companies, other firms in this field are much larger and better capitalized. As a result, many of the company's present and potential competitors are likely to enjoy substantial competitive advantages, including more fully-developed e-commerce opportunities, larger technical and production staffs, and substantially greater financial, marketing, technical and other resources. Such competition could result in reduced margins or loss of market share, any of which could harm the business of the company. Competition is likely to increase significantly as new companies enter the
market and current competitors expand their services.    If the
company does not compete effectively or if it experiences any pricing pressures, reduced margins or loss of market share resulting from increased competition, the company's business could be adversely affected.

Unreliability of Internet Infrastructure.

If the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements, the Internet infrastructure may not be able to support these increased demands or perform reliably. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face additional outages and delays in the future. These outages and delays could reduce the level of Internet usage and traffic. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity. If the Internet infrastructure is not adequately developed or maintained, use of the company website may be reduced. Even if the Internet infrastructure is adequately developed, and maintained, the company may incur substantial expenditures in order to adapt its services and products to changing Internet technologies. Such additional expenses could severely harm the company's financial results.

Transactional Security Concerns.

A significant barrier to Internet e-commerce is the secure transmission of confidential information over public networks.
Any breach in security could cause interruptions and have an adverse effect on the company's business.

Governmental Regulation of Communications Equipment and the Internet.

The equipment sold by the company must meet certain standards as set forth by the U.S. Federal Communications
Commission. If new or additional regulations are enacted, then they could have an adverse affect on the business of the company. Until such regulations are proposed, the company is unable to predict the nature of any such affect.

There are currently few laws that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address issues including user privacy, pricing, taxation and the characteristics and quality of products and services sold over the Internet. Possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the party planning business, the extent of which cannot be predicted. The exact affect of such legislation cannot be predicted until it is in final form.

Influence of Other External Factors on Prospects for Company.

The industry of the company in general is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the company will result in a commercially profitable business. The marketability of its products will be affected by numerous factors beyond the control of the company. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect companies' spending. Factors which leave less money in the hands of potential customers of the company will likely have an adverse effect on the company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the company not receiving an adequate return on invested capital.

Success of the Company Dependent on Management.

The company's success is dependent upon the hiring of key administrative personnel. None of the company's officers, directors, and key employees, except for the president and the general manager, has an employment agreement with the company; therefore, there can be no assurance that these personnel will remain employed by the company after the termination of such agreements. Should any of these individuals cease to be affiliated with the company for any reason before qualified replacements could be found, there could be material adverse effects on the company's business and prospects.

In addition, all decisions with respect to the management of the company will be made exclusively by the officers and directors of the company. Investors will only have rights associated with shareholders to make decisions which affect the company. The success of the company, to a large extent, will depend on the quality of the directors and officers of the company. Accordingly, no person should invest in the shares unless he is willing to entrust all aspects of the management of the company to the officers and directors.

Control of the Company by Officers and Directors.

The company's officers and directors beneficially own approximately 40% of the outstanding shares of the company's common stock. As a result, such persons, acting together, have the ability to exercise influence over all matters requiring stockholder approval. Accordingly, it may be difficult for the investors hereunder to effectuate control over the affairs of the company. Therefore, it should be assumed that the officers, directors, and principal common shareholders who control the majority of voting rights will be able, by virtue of their stock holdings, to control the affairs and policies of the company.

Limitations on Liability, and Indemnification, of Directors and Officers.

The articles of incorporation of the company provide that the personal liability of a director or officer of the company to the company or the Shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. In addition, the articles and the bylaws of the company provide for indemnification of officers and directors of the company in certain circumstances. Also, the Nevada Revised Statutes provide for permissive indemnification of officers and directors and the company may provide indemnification under such provisions. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by the company in covering any liability of such persons or in indemnifying them.

Potential Conflicts of Interest Involving Management.

Some of the officers and directors have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the company. As a result, certain conflicts of interest may exist between the company and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the board of directors of the company any proposed investments for its evaluation.

Absence of Cash Dividends.

The board of directors does not anticipate paying cash dividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of the company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Offering Price.

Because of market fluctuations, there can be no assurance that the shares will maintain market values commensurate with the offering price.

"Shelf" Offering.

The shares are offered directly by the company on a continuous basis. No assurance can be given that any or all of the shares will be issued. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any of the shares. In addition, the officers and directors of the company, collectively, have limited experience in the offer and sale of securities on behalf of the company.

Use of Proceeds Not Specific.

The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering.

No Assurance of Continued Public Trading Market; Risk of Low
Priced Securities.

Since inception of public trading of the company's common
stock on the Over the Counter Bulletin Board on October 7, 1999, there has been only a limited public market for the common stock of the company. The common stock of the company is currently quoted on the Pink Sheets LLC; the company intends to reapply for relisting on the Over the Counter Bulletin Board after clearing comments on this registration statement. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the company's securities. In addition, the common stock is subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 ("Reform Act") requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the
risks associated therewith.   The regulations governing low-
priced or penny stocks sometimes limit the ability of broker-dealers to sell the company's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

Effects of Failure to Maintain Market Makers.

If the company is unable to maintain a National Association of Securities Dealers, Inc. member broker/dealers as market makers after relisting on the Bulletin Board, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance the company will be able to maintain such market makers.
Shares Eligible For Future Sale

All of the approximate 6,000,000 shares of common stock which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the company (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

Potential Status as a Pseudo California Corporation.

Section 2115 of the California General Corporation Law subjects certain foreign corporations doing business in California to various substantive provisions of the California General Corporation Law in the event that the average of its property, payroll and sales is more than 50% in California and more than one-half of its outstanding voting securities are held of record by persons residing in the State of California.
Section 2115 does not apply to any corporation which, among other things, has outstanding securities designated as qualified for trading as a national market security on NASDAQ if such corporation has at least eight hundred holders of its equity securities as of the record date of its most recent annual meeting of shareholders.

Currently, the company does meet the requirement of a pseudo California corporation. Some of the substantive provisions of California which apply to the company include laws relating to annual election of directors, removal of directors without cause, removal of directors by court proceedings, indemnification of officers and directors, directors standard of care and liability of directors for unlawful distributions. In addition, Section 708 of the California General Corporation Law which mandates that shareholders have the right of cumulative voting at the election of directors applies to the company.

                            USE OF PROCEEDS

The maximum proceeds of the cash offering ($500,000), less the estimated expenses of the offering, will be used to as set forth below. The following table sets forth the use of proceeds from this offering (with three scenarios assuming 25%, 50%, and 100% subscriptions of the shares for cash):

Use of           Subscriptions        Subscriptions       Subscriptions
Proceeds (1)     of 25% of Total      of 50% of Total     of 100% of Total

Transfer Agent
$1,000                0.80%                0.40%                0.20%
Printing
Costs $1,500          1.20%                0.60%                0.30%

Legal Fees
$25,000              20.00%               10.00%                5.00%

Accounting
Fees  $5,000          4.00%                2.00%                1.00%

Filing Fees
$5,167                4.13%                2.07%                1.03%

Working
Capital              69.87%               84.93%               92.47%
                   ($87,333)            ($212,333)           ($462,333)
Total              $125,000              $250,000             $500,000

(1) These are estimates, and the actual number could be higher or lower that these numbers.

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the board of directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

                    SELLING SHAREHOLDERS

Selling shareholders will be offering a total of 1,075,000 shares of common stock of the company, as follows (these restricted shares were issued in connection with founders stock and consulting services rendered to the company):

Name of              Amount         Amount Offered   Amount        Percentage
Selling              Beneficially   for Selling      Beneficially  Ownership
Shareholders         Owned Prior    Shareholder's    Owned After   After
                     to Offering    Account          Offering      Offering (1)

C. Jay Smith         4,680,766        1,000,000         3,680,766     24.91%
Lanette B. Faulkner     75,000           75,000                 0      0.00%
Total                4,755,766        1,075,000         3,680,766     24.91%

(1) Based on the total issued and outstanding common stock of 14,778,399 as of March 1, 2001.

                           PLAN OF DISTRIBUTION

Registration under this Offering.

6,075,000 shares of common stock of the company will be offered promptly after effectiveness of this registration statement, and will be made on a continuous basis and continue for a period in excess of 30 days from the date of initial effectiveness under a shelf registration under Rule 415 (shares outstanding prior to this offering: 14,778,399, as of March 1, 2001; shares to be outstanding after this offering, assuming a full subscription:
19,778,399), as follows:

Selling shareholders: 1,075,000.

Shares to be offered to the public on a continuous basis at $0.10 per share: 5,000,000. This offering will commence promptly after effectiveness of the registration statement, will be made on a continuous basis, and may continue for a period in excess of 30 days from the date of commencement. This offering will end not later than March 1, 2003.

Use of Proceeds: The amount of proceeds from this offering will depend on the offering price per share and the number of shares sold for cash. The proceeds of the cash offering, less the expenses of the offering (estimated at $37,641), will be used to provide working capital for the company.

There can be no assurance that all of these shares will be issued or that any of them will be sold for cash. No commissions or other fees will be paid, directly or indirectly, by the company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. These securities are offered by the company subject to prior issue and to approval of certain legal matters by counsel.

Selling Shareholders.

Manner of Sales; Broker-Dealer Compensation.

The selling shareholders, or any successors in interest to the selling shareholders, may sell their shares of common stock in one or more of the following methods:

Ordinary brokers' transactions;

Transactions involving cross or block trades or otherwise on the Bulletin Board;

Purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts pursuant to this prospectus;

"At the market" to or through market makers or into an existing market for the company's common stock;

In other ways not involving market makers or established trading markets, including direct sales to purchases or sales effected through agents;

Through transactions in options, swaps or other derivatives
(whether exchange-listed or otherwise);

In privately negotiated transactions;

To cover short sales; or

Any combination of the foregoing.

The selling shareholders also may sell their shares in reliance upon Rule 144 under the Securities Act at such times as they are eligible to do so. The company has been advised by the selling shareholders that they have not made any arrangements for the distribution of the shares of common stock. Brokers, dealers or underwriters who effect sales for the selling shareholders may arrange for other brokers, dealers or underwriters to participate. Brokers, dealers or underwriters engaged by the selling shareholders will receive commissions or discounts from them in amounts to be negotiated prior to the sale. These brokers, dealers or underwriters may act as agent or as principals.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock being offered for sale, and the pledgees, secured parties or persons to whom these securities have been pledged shall, upon foreclosure in the event of default, be considered a selling shareholder hereunder. In addition, selling shareholders may, from time to time, sell short their common stock. In these instances, this prospectus may be delivered in connection with these short sales and the shares of the common stock may be used to cover these short sales.

From time to time one or more of the selling shareholders may transfer, pledge, donate or assign shares of their common stock to lenders or others and each of these persons will be considered a selling shareholder for purposes of this prospectus. The number of shares of the company's common stock beneficially owned by those selling shareholders who so transfer, pledge, donate or assign shares of their common stock will decrease as and when they take these actions. The plan of distribution for the company's common stock by the selling shareholders set forth herein will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be considered selling shareholders hereunder.

Subject to the limitations discussed above, a selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the company's common stock in the course of hedging the positions they assume with this selling shareholders, including in connection with distributions of the common stock by these broker-dealers. A selling shareholder may also enter into option or other transactions with broker-dealers that involve the delivery of the company's common stock to the broker-dealers, who may then resell or otherwise transfer these shares. A selling shareholder also may loan or pledge the company's common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.

Filing of a Post-Effective Amendment In Certain Instances.

If any selling shareholders notifies the company that he, she, or it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, the company will file a post- effective amendment to the registration statement for this offering. The post-effective amendment will disclose:

The name of each broker-dealer involved in the transaction.

The number of shares of common stock involved.

The price at which those shares of common stock were sold.

The commissions paid or discounts or concessions allowed to the broker-dealer(s).

If applicable, that these broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as supplemented.

Any other facts material to the transaction.

Certain Persons May Be Deemed to Be Underwriters.

The selling shareholders and any broker-dealers who execute sales for them may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 because of the number of shares of common stock to be sold or resold by these persons or entities or the manner of sale of these shares, or both. If a selling shareholder or any broker-dealer or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed to be underwriting discounts and commissions under the Securities Act.

Regulation M.

The company has informed the selling shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of the company's common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of the company's common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the company's common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling shareholders will be reoffering and reselling the company's common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

Opportunity to Make Inquiries.

The company will make available to each offeree, prior to any issue of the shares, the opportunity to ask questions and receive answers from the company concerning any aspect of the investment and to obtain any additional information contained in this prospectus, to the extent that the company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to purchase Shares must complete, execute, acknowledge, and delivered to the company certain documents. By executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in the company and will be otherwise bound by the articles of incorporation and the bylaws of the company.

                       LEGAL PROCEEDINGS

The company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the company has been threatened.

         DIRECTORS, EXECUTIVE OFFICERS, KEY EMPLOYEE,
               PROMOTERS, AND CONTROL PERSONS

The names, ages, and respective positions of the directors, executive officers, and key employee of the company are set forth below. The directors named below will serve until the next annual meeting of the company's stockholders or until their successors are duly elected and have qualified.
Directors are elected for a one-year term at the annual stockholders' meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement, of which none currently exist or are contemplated. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the company's affairs. There are no other promoters or control persons of the company. There are no legal proceedings involving the directors of the company.

C. Jay Smith, President/Director

Mr. Smith, age 53, has twenty years' experience as both an entrepreneur and consultant, with an emphasis on telecommunications business development and marketing strategies. From 1993 to 1996, Mr. Smith served as Executive Vice President of Cancall Cellular Communication, a publicly traded company on the Vancouver Stock Exchange. Cancall specialized in providing pre-paid cellular services to the credit challenged and rentals to the business traveler and international tourist, utilizing state of the art technology. Mr. Smith negotiated numerous airtime contracts with carriers such as Bell NYNEX, Airtouch, AT&T Wireless, GTE Wireless, Bell South and others, and personally operated corporate locations in Los Angeles, CA; San Francisco, CA; San Diego, CA; Las Vegas, NV; Hawaii; Washington, D.C. and Philadelphia and Pittsburgh, PA. Mr. Smith has a background in business finance, as well as in mergers and acquisitions.

Paul Palant, Director.

Mr. Palant, age 49, passed the California State Bar exam in February 1979 and was engaged in private practice in California from 1978 through 1988. From 1988 to 1994, he sat as a Judge Pro Tem for the El Dorado County Municipal Court; from 1994 to 2000, he served as a status conference judge for the El Dorado County Superior Court. Mr. Palant has recently taught law classes in community property and civil litigation at the Lake Tahoe Community College, and is Special Master for the California State Bar Association for El Dorado, Alpine and Placer Counties since 1990. Mr. Palant has experience as a member of the boards of directors of Matrix Medical Group, Inc., Medical Investors, Inc., and Go Big, Inc. Mr. Palant was appointed to the board of directors of the company on January 21, 2001. He continues to practice law in California on a part-time basis.

Michael Smith, Director.

Mr. Smith, age 51, served as chief information technology architect, manager of advanced technology, Zions Bancorporation from October 1995 to April 1999, responsible for secure electronic commerce, authentication, online banking, online trading and other projects for the regional bancorporation and its subsidiaries, including the founding of the Digital Signature Trust Company. From April 1999 to the present, Mr. Smith has been the founder and a principal of MFSNet.Com, Inc., an ecommerce incubator, developer and hosting service provider. From February 2000 through December 2000, he served as founder, vice president, and chief operating officer, and director of business operations, of BroadStream.Com, Inc., a provider of statistics and smart distribution services to the Streaming Media. Mr. Smith was appointed to the board of directors of the company on January 21, 2001, and is a brother of C. Jay Smith.

Key Employee.

Richard G. Luna, Vice President/General Manager.

Mr. Luna, age 42, serves as vice president and general manager, where he is responsible for maintaining end-to-end supervision of the direct sales teams, product marketing, product development, and the operations department (including customer care, order operations, and technical engineering). He joined the company in November 1999. As a member of the company's team, Mr. Luna brings more than 23 years of experience in service operations and sales in the telecommunications industry. He is tasked with leading the development and implementation of all end user sales and installations.

Prior to his position with the company, Mr. Luna served as Vice President of Southern California Telephone, a distributor of communications equipment manufactured by Nortel and Lucent. In this position, which he held from October 1997 to October 1999, he oversaw 125 employees in the sales and operations
departments.   From August 1989 to October 1997, Mr. Luna served
as the President and CEO of E.A.R. Communications, Inc., a company which he founded and which distributed Nortel products and resold long distance service..

Mr. Luna has been awarded a Bachelor of Science Degree from University of Phoenix. He is currently working on a Masters in Information Technology degree from the same school.

                  SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the company's common stock as of March 1, 2001 (14,778,399 issued and outstanding) by (i) all stockholders known to the company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all directors, executive officers, and key employees of the company, individually and as a group:

Title of   Name and Address               Amount of       Percent of
Class      of Beneficial Owner            Beneficial         Class
                                          Ownership(1)

Common     C. Jay Smith                   4,680,766(2)        31.67%
Stock      1630 South Sunkist Street
           Suite K
           Anaheim, CA 92806

Common     Marc R. Tow                    1,250,000(3)         8.46%
Stock      3900 Birch Street, Suite 113
           Newport Beach, CA 92660

Common     Michael Smith                    100,000(4)         0.68%
Stock      1630 South Sunkist Street
           Suite K
           Anaheim, CA 92806

Common     Paul Palant                       50,000            0.34%
Stock      1630 South Sunkist Street
           Suite K
           Anaheim, CA 92806

Common     Richard G. Luna                   50,000            0.34%
Stock      1630 South Sunkist Street
           Suite K
           Anaheim, CA 92806

Common     Shares of all directors,       6,130,766           41.48%
Stock      executive officers, and key
           Employees as a group (4 persons)

(1) Other than as footnoted, none of these security holders has the right to acquire any amount of common stock within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) In October 1998, C. Jay Smith was granted options to purchase 1,500,000 shares of the company's common stock. The options to purchase 500,000 shares vest on January 1 and expire on December 31 of each year for three consecutive years. The exercise price of each option is $0.50 per share. The total for Mr. C. Jay
Smith includes the current 500,000 options which vested on January 1, 2001.

(3) In October 1998, Marc R. Tow, a former director of the company, was granted options to purchase 750,000 shares of the company's common stock. The options to purchase 250,000 shares vest on January 1 and expire on December 31 of each year for three consecutive years. The exercise price of each option is $0.50 per share. The total for Mr. Tow includes the current 250,000 options which vested on January 1, 2001.

(4) 50,000 of this total is held in the name of MFSNET.com, a company controlled by Michael Smith.

                      DESCRIPTION OF SECURITIES

General Description.

The securities being offered are shares of common stock. The authorized capital of the company consists of 200,000,000 shares of common stock, $0.001 par value per share. The holders of common stock shall:

have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company are entitled to one cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.
The shares of common stock do not have any of the following rights:

special voting rights

preference as to dividends or interest

preemptive rights to purchase in new issues of Shares

preference upon liquidation, or

any other special rights or preferences.

In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. As of March 1, 2001, the company had 14,778,399 shares of common stock issued and outstanding. The company does not have any preferred stock authorized in its articles of incorporation.

Dividends.

The company does not currently intend to pay cash dividends. The company's proposed dividend policy is to make distributions of its revenues to its stockholders when the company's Board of Directors deems such distributions appropriate. Because the company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the company.

A distribution of revenues will be made only when, in the judgment of the company's Board of Directors, it is in the best interest of the company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Transfer Agent.

The company has engaged the services of First American Stock
Transfer, 1717 East Bell Road, Suite 2, Phoenix, Arizona 85022, to act as transfer agent and registrar.

            INTEREST OF NAMED EXPERTS AND COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company.

Brian F. Faulkner, A Professional Law Corporation, counsel for the company named in this registration statement as giving an opinion on the validity of the securities, has received 75,000 shares of restricted common stock in exchange for legal services previously rendered, and to be rendered in the future, to the company. These legal services consist of advice and preparation work in connection with reports of the company which will be filed in the future under the Securities Exchange Act of 1934, and other general corporate and securities work for the company.

            DISCLOSURE OF COMMISSION POSITION ON
        INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Limitation of Liability.

The articles of incorporation of the company provide that "the personal liability of a director or officer of the company to the company or its shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law."

Indemnification.

Articles of Incorporation.

The articles of incorporation of the company provide the following with respect to indemnification:

"Each director and each officer of the corporation may be indemnified by the corporation as follows (amended by this certificate):

(a) The corporation may indemnify any person who was or is a party, or is threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership or joint venture, trust or other enterprise, against expenses (including attorney's fees) judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had not reasonable cause to any action, suit or proceeding, had not reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement conviction or upon a pleas of nolo contendre or its equivalent, does not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of he corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful (amended by this Certificate);

(b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' feels actually and reasonable incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper (amended by the certificate);

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense (amended by this Certificate);

(d) Any indemnification under subsections (a) and (b), unless ordered by a court or advanced pursuant to subsection (e), must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (amended by the Certificate):

(i)  By the stockholders (amended by this Certificate);

(ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding (amended by this Certificate);

(iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion
(amended by this Certificate); or

(iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion (amended by this Certificate);

(e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expense to which corporate personnel other than directors or officers maybe entitled under any contract or otherwise by law (amended by this Certificate); and

(f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the section:

(i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either and action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection(e) may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action (amended by this Certificate);

(ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

Bylaws.

The bylaws of the company provide the following with respect to indemnification:

"Section 1. Definitions. For purposes of this Article, "Indemnitee" shall mean each Director or Officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a Director or Officer of this Corporation or is or was serving in any capacity at the request of this Corporation as a Director, Officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation, partnership, joint venture, trust, or other enterprise. The term "Proceeding" shall mean any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of this Corporation), whether civil, criminal, administrative or investigative.

Section 2. Indemnification. Each Indemnitee shall be indemnified and held harmless by this Corporation for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. This Corporation may, by action of its Board of Directors, and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. The rights to indemnification as provided in this Article shall be non-exclusive of any other rights that any person may have or hereafter acquire under an statute, provision of this Corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or Directors, or otherwise.

Section 3. Financial Arrangements. This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not this Corporation has the authority to indemnify him or her against such liability and expenses.

The other financial arrangements which may be made by this Corporation may include, but are not limited to, (a) creating a trust fund; (b) establishing a program of self-insurance; (c) securing its obligation of indemnification by granting a security interest or other lien on any of this Corporation's assets, and (d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by this Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by this Corporation. In the absence of fraud:

(a) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b) the insurance or other financial arrangement is not void or voidable; does not subject any Director approving it to personal liability for his action; and even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 4. Contract of Indemnification. The provisions of this Article relating to indemnification shall constitute a contract between this Corporation and each of its Directors and Officers, which may be modified as to any Director or Officer only with that person's consent or as specifically provided in this section. Notwithstanding any other provision of the Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or Officer shall apply to such Director or Officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of this Corporation then serving, or (b) the stockholders as set forth in Article XII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 5. Nevada Law. References in this Article to Nevada law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of an Indemnitee or limits the indemnification rights or the rights to advancement of expenses which this Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Corporation's Articles of Incorporation, these Bylaws, or both shall continue as theretofore to the extent permitted by law; and (b) if such change permits this Corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Indemnitees or to provide broader indemnification rights or rights to the advancement of expenses than this Corporation was permitted to provide prior to such change, liability thereupon shall be so limited and the rights to indemnification and advancement of expenses shall be so broadened to the extent permitted by law."

The board of directors may from time to time adopt further bylaws with respect to indemnification and may amend these bylaws to provide at all times the fullest indemnification permitted by the Nevada Revised Statutes.

Nevada Revised Statutes.

"NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

(1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

(1) Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(i)  By the stockholders;

(ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(iii) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(iv) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3) The indemnification and advancement of expenses authorized in NRS 78.7502 or ordered by a court pursuant to this section:

(i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

(1) A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

(2) The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(i)  The creation of a trust fund.

(ii)  The establishment of a program of self-insurance.

(iii) The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(iv) The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(3) Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

(4)  In the absence of fraud:

(i) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(ii)  The insurance or other financial arrangement:

(A)  Is not void or voidable; and

(B) Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(5) A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS."

California Corporations Code.

Since the company meets the definition of a pseudo
California corporation, Section 317 of the California
Corporations Code applies to the company with regard to indemnification:

"317.(a) For the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (4) of subdivision (e).

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

(c) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

No indemnification shall be made under this subdivision for any of the following:

(1) In respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(2) Of amounts paid in settling or otherwise disposing of a pending action without court approval.

(3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding.

(2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion.

(3) Approval of the shareholders (Section 153), with the shares owned by the person to be indemnified not being entitled to vote thereon.

(4) The court in which the proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

(f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision (a) of Section 315 do not apply to advances made pursuant to this subdivision.

(g) The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section
204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification
"in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph (11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision (e), in any circumstance where it appears:

(1) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

(2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of
Section 204; or (2) (A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

Undertaking.

The company undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

             ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the company are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the company in such capacity.

                   DESCRIPTION OF BUSINESS

Business Development

The company was incorporated in the State of Nevada in May
1986 under the name of Alternate Fuel, Inc. The company underwent several name changes until May 1999, when it changed its name to NetTel, Inc. In August 1999, the company consummated an agreement to acquire all of the outstanding capital stock of California Telephone Company, Inc., a Nevada Corporation, in exchange for 10,914,659 shares of the company's common stock. Prior to this transaction, NetTel, Inc. was a non-operating public shell company with no operations, assets, liabilities, and 5,078,740 shares of common stock issued and outstanding; and California Telephone Company, Inc. was an operational privately held company.

In October 1998, California Telephone Company, Inc.
acquired Communications Plus for $950,000 plus inventory of approximately $250,000 to be carried on consignment. In consideration, the company paid $350,000 in cash and financed $600,000 with a note payable at 8% interest annually. In October 1999, the company changed its name to One Touch Total Communications, Inc.

The Company.

The company, doing business as Communications Plus, has as its principal business the purchase of new and used telephone equipment, the refurbishment of used phone equipment, and the retail sale of new, used, and refurbished phone equipment. The company also conducts business on the internet through its website www.link4phones.com. This site offers a simple concept of "point and click" to the small and medium sized business executive looking to purchase a Business Telephone System. The potential customer can view numerous pre configured business systems or simply review the online catalog for individual items. In addition to the companies own web site, OTTC is currently marketing its product line on leading B2B e-commerce sites: BizBuyer.com, PurchasePro.com, Mucho.com and OnVia.com.

The company has a testing and refurbishing facility in house whereby older, out of service equipment is re-conditioned and sold as refurbished. Refurbishing consists of cleaning all working parts inside and out, addressing all cosmetic issues (some cases will be replaced) and repackaging in boxes. Not all equipment obtained by the company is refurbished for various reasons: defective, damaged, discolored, etc.; in that case equipment will be resold to other dealers at a discounted price. The company's source for equipment that it refurbishes is through advertising in national trade magazines, e-commerce sites, auctions, and local network satlink (on-line system of national brokers, current customer base of interconnects and distributors, yellow pages, etc.). The company offers a full line of products from leading manufacturers worldwide with a particular emphasis on Northern Telecom (Nortel) and AT&T (Lucent). Business products and services offered include complete telephone and voice mail systems; computer-networking T1/CSU's as well as voice/data wire and cable; all products are offered both new and reconditioned.

Direct Business Model

Through this direct business model, the company offers in-person relationships with corporate and institutional customers; telephone and online technical support; and next-day, on-site product service. Utilizing a simple concept: that by selling small business telephone systems directly to customers, the company can best understand their needs and provide the most effective telecommunications solutions to meet those needs. Today, the company is enhancing and broadening the fundamental competitive advantages of the direct model by increasingly applying the efficiencies of the Internet to its entire business.

Growth in the telecommunications market is fueled by a number of factors:

the need to transmit larger volumes of information

increased spending by small and medium-sized companies

the desire to integrate voice and data

greater interoperability of equipment stemming from the development of standards the search for cost-effective solutions

An expanding international market.

The company arranges for system installation and management;
guides customers through technology transitions, and provides an extensive range of other services. The company designs and customizes products and services to the requirements of the organizations and individuals purchasing them, and sells an extensive selection of peripheral hardware and expansion software.

The company's customer service differentiate the company from its competitors. At the heart of those characteristics is the company's unique direct-to-customer business model. "Direct" refers to the company's relationships with its customers, from consumers to the world's largest corporations. There are no retailers or other resellers adding unnecessary time and cost, or diminishing the company's understanding of customer expectations.

Price for Performance- the company offers its customers powerful, richly configured systems at competitive prices.
Customization - Every system is built to order. Customers get exactly what they want.

Reliability, Service and Support-the company uses knowledge gained from direct customer contact before and after the sale to provide reliability and tailored customer service.

Purchasing Technology-the company introduces the latest relevant purchasing technology much more quickly than companies with slow-moving indirect buyer channels. The company has developed a "just in time" purchasing philosophy to satisfy the "just in time" needs of the business telephone end users.

Industry Overview

There is currently an ever-increasing telecommunications aftermarket, a market that provides a lifeline of affordable technology to the ever-growing mid-size company on a worldwide basis. There are no significant sales figures or statistics to quote as yet, since this market is just ready to come into its own. However, with all the changes in technology and the huge demand for affordable product it only makes sense the company is placing itself in a position to point and lead the way to a sector of the telecommunications industry; much like the automotive industries aftermarket, could one day be worth billions of dollars.

Today's technology empowers people by giving them immediate access to information required to complete a task, thereby allowing them to be more efficient and thus more productive. Also, the spectrum of technology is so vast that people can pick and choose the applications that are appropriate for their specific use, supporting continued growth in traditional technologies as well as emerging markets.

Company Market Strategy

Driven by the need to compete against the giants of their industry on a cost effective basis, small to mid-size companies want and need the best tools technology has to offer.
Unfortunately, not all companies can afford them "NEW".

One Touch Total Communications can make these necessary tools available and affordable to companies of all sizes. The company has identified the telecommunications aftermarket as a stepping stone to gaining market share and the first phase of developing a national and international reputation as the leader in this billion dollar industry. In addition to marketing its products on leading B2B e-commerce websites, the company advertises in numerous trade publications such as "The Mart", "The Gear" and "The Network", as well as participating in a private satellite link through Datacom offering live quotes for new and out of service equipment nationally through 300 brokers. Utilizing these services, the Internet and local advertising through newspapers, yellow pages, etc. the company is not reliant on any one source of inventory or customer.

Domestic US Telecommunications Market Analysis

Spending on PBXs, key telephone systems (KTS)/hybrid systems and voice processing equipment increased substantially in recent years. The PBX market continued its strong expansion, fueled by system upgrades and add-on lines, as well as by new purchases and inroads into small systems markets traditionally served by KTS and Centrex. The majority of shipments and the fastest growth have occurred in systems with 1,000 lines or fewer, reflecting the trend in the overall economy in which small- and medium-sized companies are acquiring the technology previously available only to large companies. The increase in the voice communications market also reflects a boost in spending on maintenance and repair.

With the world's phone lines, satellites and cables overflowing, the race is on to develop the technologies for high-speed data delivery. Deregulation, combined with the Internet-driven transformation from a voice to data telecommunications infrastructure and from analog to digital, is powering the U.S. telecommunications industry to record highs. U.S. factory sales of telecommunications equipment have more than doubled since 1992 and are growing at a rate several times faster than the overall U.S. economy.

International Telecommunications Market Analysis

Internationally, newly privatized markets look to U.S. suppliers for competitively priced, innovative products and continue to find them. U.S. exports of telecommunications equipment have increased in recent years.

With foreign governments and companies looking to maintain a competitive presence in the global marketplace, they will need to have an eye on technology, cost and service. the company feels it will be able to penetrate World markets by offering its full product line of high quality replacement equipment at the most competitive price available.

The Company's Commitment

The company is continuously refining its direct approach to remanufacturing, selling and servicing business telephone systems. The company is committed to extending the advantages inherent in what is already the industry's most efficient business model. Currently the company initiatives include moving even greater volumes of product sales, service and support to the Internet; using the Internet to improve the efficiency of the company's procurement, manufacturing and distribution process; and further expanding an already broad range of value-added services. The company management is focused on enhancing telecommunications solutions and simplifying the system buying decisions of current and potential customers. The company believes that it produces a consistent high quality product at a fair price with exceptional customer care and service, which places it at a competitive advantage compared with other companies in this industry.

In this regard, the company has expanded its testing facility the past two years to provide better quality control
Out of pocket expenses are in the neighborhood of $20,000 for the equipment. This has cut back the company's returns for defective business to none.

Summary

By taking its direct business model and its associated customer service experience to even higher levels, through the Internet and value-added relationships with firms offering high profile points of distribution, the company intends to continue to grow its business at a multiple of the high-growth rate anticipated for the telecommunications industry as a whole. The company has a significant opportunity for expansion in all parts of the United States; in all customer segments; and in all product categories, ranging from the small business product line to the larger PBX and full switch systems.

The company is not dependent on one or a few major customers. In addition, the company does not have any patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts. Also, there is no need for government approval of the principal products and services offered by the company. The company currently has 15 full-time employees; the company has four in house salespeople who sell telephone equipment to interconnects, wholesalers and end users through telemarketing and employs one outside sales director who has extensive industry experience and contacts to solicit larger national accounts, i.e. hotels/motels, contractors, etc.

                  MANAGEMENT'S DISCUSSION AND
                ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements of the company and notes thereto contained elsewhere in this report.

Results Of Operations.

Revenues. Revenues for the fiscal year ended December 31, 2000 were $2,654,286, a decrease of approximately 26% from revenues of $3,569,907 in the same period in 1999. The decrease in 2000 is attributed primarily to a change in market conditions which negatively affected sales in the telecommunications industry. Net loss for this fiscal year ended December 31, 2000 was $267,650 as compared with a net income of $541,919 for the same period in 1999.

Cost of Revenues. Cost of revenues decreased approximately 26% from $2,261,475 for the fiscal year ended December 31, 1999 to $1,675,740 for the same period in 2000.

Selling, General and Administrative. Selling, general and administrative expenses increased approximately 17% from $1,069,145 for the fiscal year ended December 31, 1999 to $1,258,200 for the same period in 2000.

Other Expenses. Other expenses for depreciation and amortization decreased approximately 23% to $125,311 for the fiscal year ended December 31, 2000 from $162,156 for the same period 1999. Interest expense decreased to $2,972 for the fiscal year ended December 31, 2000 from $33,591 for the same period in 1999.

In December 1999, two major stockholders and employees of the company entered into a compromise and settlement agreement, whereby, returning 2,000,000 shares of the company's common stock to be cancelled due to a breach in their employment contract and covenant not to compete. The 2,000,000 shares of common stock were originally issued for consulting services totaling $276,000 during 1998. The remaining principal and accrued interest on a note payable in the amount of $518,626 related to the Communications Plus transaction was cancelled and recorded as a forgiveness of debt .

Liquidity And Capital Resources.

As of December 31, 2000, the company had working capital of $223,253 compared to a working capital of $196,648 at December 31, 1999. The company's current ratio was 1.26:1 at December 31, 2000 as compared with a current ratio of 2.22:1 at December 31, 1999. The decrease in working capital was substantially due to an net losses incurred in the 2000.

As a primary result of the losses incurred from operations for the fiscal year ended December 31, 2000, the company generated a cash flow deficit from operating activities of $14,350 as compared with a cash flow deficit from operating activities of $28,267 for the fiscal year ended December 31, 1999. During the year ended December 31, 2000, accounts payable increased by $109,805 as compared with a decrease of $238,541 for the previous year ended.

As of December 31, 2000, the company has a net operating loss carryforward of approximately $408,000 for tax purposes, which will be available to offset future taxable income. If not used, this carryforward will expire in the year 2020.

The company met its cash requirements during the fiscal year ended December 31, 2000 from ongoing operations. The company has issued shares of its common stock from time to time in the past to satisfy certain obligations, and expects in the future to also acquire certain services, satisfy indebtedness and/or make acquisitions utilizing authorized shares of the capital stock of the company.

The company's growth strategy for the next twelve months continues to be the increase of revenues through the sale of new and refurbished equipment through a build out of its sales force. Ongoing initiatives include moving even greater volumes of product sales, service and support to the Internet; using the Internet to improve the efficiency of the companies procurement, remanufacture and redistribution process; and further expanding an already broad range of value-added services. The company has sufficient cash flow to meet its cash requirements through 2001. However, there can be no assurance the company will continue to meet its cash requirements. The company intends to grow additional revenues through the acquisition of other telecom companies which integrate into the companies overall business plan through the issuance of additional securities.

Forward Looking Statements.

This prospectus contains "forward looking statements" within the meaning of Rule 175 under the Securities Act of 1933, as amended, and Rule 3b-6 under the Securities Act of 1934, as amended, including statements regarding, among other items, the company's business strategies, continued growth in the company's markets, projections, and anticipated trends in the company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the company's control. The company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the company's products, competitive pricing pressures, changes in the market price of ingredients used in the company's products and the level of expenses incurred in the company's operations. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained herein will in fact transpire or prove to be accurate. The company disclaims any intent or obligation to update "forward looking statements."

                   DESCRIPTION OF PROPERTY

At its offices in Anaheim, California, the company owns approximately $31,000 of miscellaneous office furniture and equipment, including computers. The company also leases a 2,000 square foot sales office (at $0.70 per square foot) and a 11,500 square foot warehouse (at $0.53 per square foot). Both leases expire on October 1, 2001; the company has an option to renew each lease for a period of three years.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two years, other than as set forth below, there has not been any transaction, or proposed transactions, to which the company was or is to be a party, in which any of the current officers or directors had or are to have a direct or indirect material interest.

In May 1999, the Company entered into a consulting agreement with MFSNet.com which is owned and operated by a sibling of the president and CEO of the company. The agreement is for networking and website development related services and provides for payment of 100,000 shares of the Company's common stock for services performed. These shares were issued to MFSNet.com in March 2000. The transaction has been valued at $28,613 based on the value of the services rendered.

As of December 31, 2000, the Company owes $48,069 to an entity owned by the President and stockholder of the Company. The amount is unsecured, due on demand, and bearing an interest rate of 8%.

                  MARKET FOR COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS

Market Information.

From October 7, 1999 to November 18, 1999, the company's common stock was traded on the Over the Counter Bulletin Board. After the latter date, the shares have been traded on the Pink Sheets LLC (symbol "OTTC") and the range of closing prices shown below is reported while trading on the Bulletin Board and the Pink Sheets. The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 2000

                                                 High      Low

Quarter Ended December 31, 2000                  0.30      0.11
Quarter Ended September 30, 2000                 0.30      0.16
Quarter Ended June 30, 2000                      0.70      0.25
Quarter Ended March 31, 2000                     2.00      0.35

Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended December 31, 1999

                                                 High      Low

Quarter Ended December 31, 1999                  0.69      0.15

In order to qualify for relisting on the Bulletin Board, the company must comply with the new eligibility rules of the Bulletin Board (that is, all listed companies must be reporting companies), and accordingly the company is filing its Form SB-2 Registration Statement with the Securities and Exchange Commission.

Holders of Common Equity.

As of March 1, 2001, the company had approximately 390 shareholders of record of its common stock.

Dividend Information.

The company has not declared or paid a cash dividend to stockholders since it was incorporated. The board of directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the company's earnings, capital requirements and other factors.

                   EXECUTIVE COMPENSATION

                  Summary Compensation Table

                     Annual compensation              Long-term
                                                     compensation
                                           Awards          Payouts
                                    Other           Securi           All
                                    Annual          ties             other
Name and                            compen Restrict under            compen
Principal   Year   Salary   Bonus   sation  stock   lying   LTIP     sation
Position                                    award   options payouts
                                                    SARs
                     ($)     ($)     ($)     ($)     (#)       ($)     ($)

C. Jay
Smith,
President
Director(1) 2000   125,000    0       0       0       0         0       0
            1999   125,000    0       0       0       0         0       0
            1998     0        0       0       0    1,500,000    0       0

Paul Palant
Director (2)

Michael
Smith
Director(2)

(1) In October 1998, Mr. Smith was granted options to purchase 1,500,000 shares of the company's common stock. The options to purchase 500,000 shares vest on January 1 and expire on December 31 of each year for three consecutive years. The exercise price of each option is $0.50 per share.

(2) Paul Palant and Michael Smith were only appointed to the Board of Directors of the company on January 21, 2001.

Employment Agreement.

C. Jay Smith is employed under employment contract terms dated September 1, 1998. Under these terms, Mr. Smith is paid the following:

(a) Salary. A base salary $125,000 per year. This base salary shall increase per annum, subject to Board of Director approval and will increase as directly related to increase in profits. Calculations will computed for the year ending on August 31, in the following fashion: If profits are up 10%, then base salary shall increase ten percent, but a decrease in profits will not act to diminish the base salary.

(b) Bonus. A bonus shall be earned according to the following parameters:

1. There shall not be a bonus due for gross revenues that do not exceed $4,500,000.

2.  A bonus shall be due for gross revenues that exceed
$4,500,000, but are less than $6,000,000. This bonus shall be computed at the rate of 2% of such revenues.

3.  A bonus shall be due for gross revenues that exceed
$6,000,000. This bonus shall be computed at the rate of 2 1/2% of such revenues.

This bonus shall be computed for the year ending August 31.

(c)  Stock Options For Profitability.

If, on the year ending August 31, it is determined that the company's profits are greater than 1%, then there shall be 250,000 options offered at a rate that is 25% less than Bid.

Other Compensation.

(a) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the company in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the company.

(b) No remuneration is proposed to be paid in the future directly or indirectly by the company to any officer or director since there is no existing plan which provides for such payment, including a stock option plan.

                       FINANCIAL STATEMENTS

        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
One Touch Total Communications, Inc.
Anaheim, California

We have audited the accompanying balance sheet of One Touch Total Communications, Inc. as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of One Touch Total Communications, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

/s/  L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
February 16, 2001
Las Vegas, Nevada

            ONE TOUCH TOTAL COMMUNICATIONS, INC.
                      BALANCE SHEET
                    DECEMBER 31, 2000

                         ASSETS

Current assets
Cash                                                   2,028
Accounts receivable, net of allowance
  for doubtful accounts of $37,191                   129,839
Inventory                                            297,096
Total current assets                                 428,963

Fixed assets, net                                     31,125

Other assets
Deposits                                               6,957
Deferred tax asset                                   136,562
Intangible assets, net                               650,430
Total other assets                                   793,949
Total assets                                       1,254,037

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable                                     137,787
Accrued liabilities                                   61,361
Due to consultant                                     22,665
Income taxes payable                                  70,359
Note payable - related party                          48,069

Total current liabilities                            340,241

Total liabilities                                    340,241

Commitments and contingencies                              -
Stockholders' equity
Common stock ($0.001 par value, 200,000,000
shares authorized, 14,778,399 shares issued and
outstanding)                                          14,778
Additional paid-in capital                         1,095,748
Accumulated deficit                                 (196,730)
Total stockholders' equity                           913,796
Total liabilities and stockholders' equity         1,254,037

See Accompanying Notes to Financial Statement

              ONE TOUCH TOTAL COMMUNICATIONS, INC.
                   STATEMENTS OF OPERATIONS

                                                   For the Year Ended
                                                       December 31
                                                   2000           1999

Revenues                                           2,654,286    3,569,907
Costs of revenues                                  1,675,740    2,261,475
Gross profit                                         978,546    1,308,432

Operating expenses
Selling, general and administrative                1,258,200    1,069,145
Depreciation and amortization                        125,311      162,156
Total operating expenses                           1,383,511    1,231,301
Income (loss) from operations                       (404,965)      77,131

Other income (expense)
Interest                                              (2,972)     (33,591)
Cancellation of common stock                               -      276,000
Forgiveness of debt                                        -      518,826
Total other income (expense)                          (2,972)     761,235

Income (loss) before provision for
income taxes                                        (407,937)     838,366
Provision for income tax benefit (expense)           140,287     (296,447)
Net income (loss)                                   (267,650)     541,919

Basic and diluted earnings (loss) per
common share                                           (0.02)        0.04

Weighted average common shares
outstanding - basic                               14,658,194   13,003,135

Weighted average common shares
outstanding - diluted                             15,408,194   14,503,135

See Accompanying Notes to Financial Statements

               ONE TOUCH TOTAL COMMUNICATIONS, INC.
                STATEMENT OF STOCKHOLDERS' EQUITY

                       Common Stock   Additional    Retained       Total
                     # of              Paid-In      Earnings    Stockholders
                     Shares   Amount   Capital      (Accumu        Equity
                                                    Lated
                                                    Deficit)

Balance
December 31, 1998   10,914,659 10,915 1,038,800     (470,999)       578,716

Cancellation of
common stock related
to Compromise and
Settlement Agreement
(see Note 10)       (2,000,000 (2,000) (274,000)           -       (276,000)

Common stock issued
for acquisition of
NetTel, Inc.
$0.001               5,078,740  5,078         -            -          5,078

Common stock
options exercised
for services$0.50      360,000    360   179,640            -        180,000

Net income                   -      -         -      541,919        541,919

Balance
December 31, 1999   14,353,399 14,353   944,440       70,920      1,029,713

Common stock
issued for services
$0.29                  100,000    100    28,513            -         28,613

Common stock
issued as signing
bonus, $0.35            50,000     50    17,450            -         17,500

Common stock
issued for
services, $0.45        200,000    200    90,420            -         90,620

Common stock
issued for
services, $0.20         75,000     75    14,925            -         15,000

Net income                   -      -         -     (267,650)      (267,650)

Balance
December 31, 2000   14,778,399 14,778 1,095,748     (196,730)       913,796

See Accompanying Notes to Financial Statement

               ONE TOUCH TOTAL COMMUNICATIONS, INC.
                     STATEMENTS OF CASH FLOWS

                                         For the Year Ended December 31
                                         2000                      1999

Cash flows from operating activities:
Net income (loss)                            (267,650)            541,919
Adjustments to reconcile net income
(loss) to net cash used by operating
activities:
Depreciation and amortization                 125,311             162,156
Forgiveness of debt                                 -            (518,826)
Cancellation of common stock                        -            (276,000)

Common shares issued for services and
other expenses                                151,733             185,078

Changes in operating assets and
liabilities:
(Increase) decrease in accounts
receivable                                    (41,843)             16,895
Increase in inventory                          (3,516)           (155,740)
Decrease in other assets                          308             225,001
Increase in deferred tax asset               (136,562)                  -
Increase (decrease) in accounts payable       109,805            (238,541)
Increase (decrease) in accrued
liabilities                                    51,789             (47,183)
Increase (decrease) in deferred tax liability  (4,525)              4,525
Increase in income taxes payable                  800              74,084
Decrease in due to officer                          -              (1,635)
Net cash used by operating activities         (14,350)            (28,267)

Cash flows from investing activities:
Purchase of fixed assets                       (7,488)            (10,196)
Net cash used by investing activities          (7,488)            (10,196)

Cash flows from financing activities:
Proceeds from issuance of notes payable
- related party                                     -              73,900
Principal payments on notes payable -
related party                                       -             (93,921)
Net cash used by financing activities               -             (20,021)
Net change in cash                            (21,838)            (58,484)

Cash, beginning of period                      23,866              82,350

Cash, end of period                             2,028              23,866

Supplemental disclosure of cash flow:
Cash paid for interest                             45              33,591
Cash paid for income taxes                          -                   -

See Accompanying Notes to Financial Statements

               ONE TOUCH TOTAL COMMUNICATIONS, INC.
                  NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business - One Touch Total Communications, Inc.'s (the "Company") principal business consists of the purchase of new and used telephone equipment ("phone equipment"), the refurbishment of used phone equipment, and the retail sale and installation of new, used, and refurbished phone equipment. The Company also conducts business on the internet through its website www.link4phones.com.

History - One Touch Total Communications, Inc. was incorporated in the State of Nevada in May 1986 under the name of Alternate
Fuel, Inc.  The Company underwent several name changes until May
1996, when it changed its name to NetTel, Inc.

In August 1999, the Company consummated an agreement to acquire all of the outstanding capital stock of California Telephone Company, Inc., a Nevada Corporation, in exchange for 10,914,659 shares of the Company's common stock ("CTC Transaction"). Prior to the CTC Transaction, NetTel, Inc. was a non-operating public shell company with no operations, assets, liabilities; and 5,078,740 shares of common stock issued and outstanding; and California Telephone Company, Inc. was an operational privately held company. The CTC Transaction is considered to be a capital transaction in substance, rather than a business combination. Inasmuch, the CTC Transaction is equivalent to the issuance of stock by the privately held company (California Telephone Company, Inc.) for the net monetary assets of the public shell company (NetTel, Inc.), accompanied by a recapitalization. The accounting for the CTC Transaction is identical to that resulting from a reverse acquisition, except goodwill or other intangible assets will not be recorded. Accordingly, these financial statements are the historical financial statements of California Telephone Company, Inc.

In October 1998, California Telephone Company, Inc. acquired Communications Plus for $950,000 ("CP Transaction") plus inventory of approximately $250,000 to be carried on consignment. In consideration, the Company paid $350,000 in cash and financed $600,000 with a note payable at 8% interest annually (see note 10). The entire purchase price has been allocated to identifiable intangible assets. Identifiable intangible assets consist of customer and vendor lists and a covenant not to compete. Identifiable intangible assets relating to this purchase have been amortized on a straight-line basis over eight years.

In October 1999, the Company changed its name to One Touch Total
Communications, Inc.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined by using the average cost method. Substantially all of the inventory consists of finished goods held for sale. The Company's management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required.

Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 7 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Intangible assets -Intangible assets consist of acquired customer and vendor lists, licenses, and capitalized organization costs amortized on a straight-line basis ranging from 5 to 8 years. The Company periodically evaluates whether changes have occurred that would require revision of the remaining estimated useful life of the assigned intangible assets or render them not recoverable. If such circumstances arise, the Company would use an estimate of the undiscounted value of the expected future operating cash flows to determine whether the intangible assets are recoverable.

Comprehensive income (loss) - The Company has no components of other comprehensive income (loss). Accordingly, net income
(loss) equals comprehensive income (loss) for all periods.

Earnings (loss) per common share - Basic earnings (loss) per share excludes any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common shares during the applicable period. Diluted earnings (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Recognition of revenue - Revenues are recognized when the Company's products are shipped.

Recognition of expenses - Expenses incurred from costs of revenues and operating expenses are recorded in the period incurred.

Advertising costs - Advertising costs are charged to operations as they are incurred. Advertising expense incurred for the years ended December 31, 2000 and 1999 were approximately
$39,000 and $31,000, respectively.

Stock-based compensation - The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statements of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force ("EITF") Issue No. 96-18.

Income taxes - The Company accounts for its income taxes in accordance with SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Impairment of long-lived assets to be disposed - The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent accounting pronouncements - In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides guidance for revenue recognition under certain circumstances. The implementation of SAB No. 101 during fiscal year 2000 did not have a material impact on the Company's financial statements.

In November 1999, the EITF commenced discussions on EITF No. 99-17, "Accounting for Advertising Barter Transactions." The EITF provides guidance on the recognition of Internet barter advertising revenues and expenses under various circumstances. The EITF reached a conclusion that revenues and expenses from advertising barter transactions should be recognized at the fair value of the advertising surrendered or received only when an entity has a historical practice of receiving or paying cash for similar advertising transactions. The adoption of EITF No. 99-17 during fiscal year 2000 did not have a material impact on the Company's financial statements.

2.  FIXED ASSETS

Fixed assets consist of the following as of December 31, 2000:

Furniture and fixtures        $    4,486
Machinery and equipment           42,659
                                  47,145

Less: accumulated depreciation    16,020

                              $   31,125

3.  INTANGIBLE ASSETS

Intangible assets consist of the following as of December 31, 2000:

Vendor List                   $   428,188
Customer List                     428,188
License                            47,775
Organizational Costs                2,300
                                  906,451

Less: accumulated amortization    256,021

                              $   650,430

4.  EMPLOYMENT AGREEMENTS

In September 1998, the Company entered into a three year employment agreement (the "Agreement") with the Secretary of the Company. The Agreement includes an option for an extension of two additional years under the same terms and conditions upon the mutual agreement of the Company and its Secretary. The Agreement provides the Secretary with a base salary of $50,000 and provides for retirement benefit contributions at the maximum amount allowable. In addition, a $250,000 death benefit is payable by the Company in the event of the employee's death during the term of the agreement. The Company is not insured against such eventuality.

On September 1, 1998, the Company entered into a three year employment agreement (the "Agreement") with the President of the Company. The Agreement includes an option for an extension of two additional years under the same terms and conditions upon the mutual agreement between the Company and the President. The Agreement provides the President with a base salary of $125,000 plus a bonus that is subject to the approval of the Board of Directors. The President's bonus is predicated upon certain benchmark performance goals. In addition, the President is to receive coverage under a medical plan and provider selected by the Company for ten years from the inception of the agreement regardless of the status of his employment relationship with the Company. The Agreement also provides a $1,000,000 death benefit payable by the Company in the event of the employee's death during the term of the agreement. The Company is not insured against such eventuality.

In December 1999, the Company entered into a one-year employment agreement with the General Manager of the Company. The
Agreement provides the General Manager with a base salary of $72,000 per year plus commissions of 5% of gross sales and a bonus of 50,000 shares of the Company's common stock. The
Agreement also provides the General Manager with 25,000 shares of common stock per quarter for each quarter ended in the year 2000.

5.  FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, accounts receivable, inventory, accounts payable, and accrued liabilities approximate fair value because of the short-term maturity of these instruments.

6.  RELATED PARTY TRANSACTIONS

In May 1999, the Company entered into a consulting agreement with MFSNet.com which is owned and operated by a sibling of the president and CEO of the Company. The agreement is for networking and website development related services and provides for payment of 100,000 shares of the Company's common stock for services performed. These shares were issued to MFSNet.com in March 2000. The transaction has been valued at $28,613 based on the value of the services rendered.

As of December 31, 2000, the Company owes $48,069 to an entity owned by the President and stockholder of the Company. The amount is unsecured, due on demand, and bearing an interest rate of 8%.

7.  EARNINGS PER COMMON SHARE

Basic earnings (loss) per common share is calculated by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share is calculated by dividing net income by the sum of the weighted average number of common shares outstanding, plus all additional common shares that would have been outstanding if potentially dilutive securities or common stock equivalents had been issued.

The following table reconciles the number of shares used in the earnings per share calculations:

                                                       December 31
                                                   2000           1999

Weighted average common shares
outstanding- basic                                 14,658,19      13,003,135

Effect of dilutive securities:
Stock options                                         750,000      1,500,000

Weighted average common shares
outstanding - diluted                              15,408,194     14,503,135

8.  STOCKHOLDERS' EQUITY

In October 1998, the President and Secretary of the Company were granted options to purchase 1,500,000 and 750,000 shares of the Company's common stock, respectively. The options to purchase 500,000 and 250,000 shares, respectively, vest on January 1 and expire on December 31 of each year for three consecutive years. The exercise price of each option is $0.50, which exceeded the fair value of the Company's common stock at the date of grant. Consequently, no expense was recognized in connection with the issuance of these options.

The following table summarizes the Company's stock option activity:

                                            Number of      Weighted
                                              Shares        Average
                                                           Exercise
                                                            Price

Balance, December 31, 1998                   2,250,000         0.50
Options granted and assumed                          -            -
Options expired                                390,000         0.50
Options canceled                                     -            -
Options exercised                              360,000         0.50

Balance, December 31, 1999                   1,500,000         0.50
Options granted and assumed                          -            -
Options expired                                750,000         0.50
Options canceled                                     -            -
Options exercised                                    -            -

Balance, December 31, 2000                     750,000         0.50

The following table summarizes information about options outstanding and exercisable at December 31, 2000:

     Shares Underlying Options Outstanding        Shares Underlying
                                                 Options Exercisable
                           Weighted
               Shares      Average     Weighted   Shares       Weighted
               Underlying  Remaining   Average    Underlying   Average
               Options     Contractual Exercise   Options      Exercise
Exercise Price Outstanding    Life     Price      Exercisable    Price

$0.50            750,000   1.5 years   $0.50       750,000     $   0.50


9.  INCOME TAXES

Provision for income tax benefit (expense) in the statements of operations includes the following amounts:

                                         For the Year Ended December 31
                                         2000                      1999

State and Federal:
Current                                     (800)                    (69,559)
Deferred                                 141,086                    (226,888)

Total                                    140,287                    (296,447)

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before taxes. As of December 31, 1998, the Company had a net operating loss carryforward of $225,405 of which the entire amount was utilized in 1999.

As of December 31, 2000, the Company has a net operating loss carryforward of approximately $408,000 for tax purposes, which will be available to offset future taxable income. If not used, this carryforward will expire in the year 2020.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2000 and 1999 are as follows:

                                                     December 31
                                                  2000         1999
Deferred tax assets:
Net operating loss carryover                         138,699        -
Bad debt expense                                           -        -
                                                     138,699        -

Deferred tax liabilities:
Depreciation expense                                  (2,137)   (4,525)
                                                      (2,137)   (4,525)

Total net deferred tax assets (liabilities)          136,562    (4,525)

The Company considers recording a valuation allowance in accordance with the provisions of SFAS No. 109 to reflect the estimated amount of deferred tax assets which may not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

A reconciliation of income taxes at federal and state statutory rates to the Company's provision for income tax benefit
(expense) is as follows:

                                               For the Year Ended
                                                   December 31
                                             2000              1999

Federal income tax at statutory rates            143,493       (278,626)
State income tax at statutory rates                 (800)       (17,541)
Non-deductible expenses                           (2,406)          (280)

                                                 140,287       (296,447)

10.  CANCELLATION OF STOCK AND FORGIVENESS OF DEBT

In December 1999, two major stockholders and employees of the Company entered into a Compromise and Settlement Agreement, whereby, returning 2,000,000 shares of the Company's common stock to be cancelled due to a breach in their employment contract and covenant not to compete. The 2,000,000 shares of common stock were originally issued for consulting services totaling $276,000 during 1998. The remaining balance on a note payable approximating $446,000 related to the CP Transaction, as discussed in Note 1, was cancelled and recorded as a forgiveness of debt. The remaining unamortized covenant not to compete and goodwill have been written-off as of December 31, 1999.

11.  COMMITMENTS AND CONTINGENCIES

Lease obligations - The Company has operating leases for all its facilities. Future minimum lease payments under the operating leases for the facilities as of December 31, 2000 are as follows:

2001              $  58,250

Rental expense, resulting from operating lease agreements, approximated $84,000 and $86,000 for the years ended December
31, 2000 and 1999, respectively.

In December 1999, the Company entered into a 48 month consulting agreement with Rio Telecom, Inc. ("Rio") whereby Rio is to receive $5,260 per month for 48 months and 100,000 shares of the Company's common stock per month for ten months both beginning in January 2000. As of December 31, 2000, 200,000 of the 1,000,000 shares of the Company's common stock has been issued to Rio leaving 800,000 shares due to Rio as of December 31, 2000. Since the consulting agreement spans over 48 months, Rio has earned 250,000 of the 1,000,000 shares thereby leaving 50,000 shares as a liability as of December 31, 2000. For the purposes of this transaction the stock has been valued at $0.4531 per common share using an 11 day average (5 days before and 5 days after the date of the agreement) of the closing price of the Company's common stock. As of December 31, 2000, a liability of $22,665 for the 50,000 shares Rio earned is shown on the balance sheet as due to consultant.

                CHANGES IN AND DISAGREEMENTS WITH
                    ACCOUNTANTS ON ACCOUNTING
                     AND FINANCIAL DISCLOSURE

(a) Effective on November 8, 1999, the independent accountants who were previously engaged as the principal accountants to audit California Telephone Company, Inc.'s financial statements, Kelley & Company, were dismissed. The decision to change accountants was approved by the Board of Directors. This accountants' reports for December 31, 1998 and 1997 neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

There were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within California Telephone Company, Inc.'s two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal. In addition, during such periods there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The company has received a letter from Kelly & Company regarding its agreement with the statements made by the company in response to
Item 304(a)(1) of Regulation S-B.

(b)  Effective on January 11, 2000, the firm of L.L.
Bradford & Company was engaged to serve as the new principal accountants to audit the Company's financial statements for the 1998 and 1999 fiscal years. The decision to retain the new firm was approved by the Board of Directors. During the company's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither the company (nor someone on its behalf) consulted the newly engaged accountants regarding any matter in connection with the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the company's financial statements.

                        AVAILABLE INFORMATION

The company has filed with the U.S. Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with the registration statement. Certain items are omitted in accordance with the rules and regulations of the Commission.
For further information with respect to the company and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits and schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

A copy of the registration statement, and the exhibits and schedules filed with it, may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. The public may obtain information on the operation of the public reference room by calling the Commission at 1 (800) SEC-0330. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the company. The address of the site is http://www.sec.gov. The registration statement, including all its exhibits and any amendments, has been filed electronically with the Commission.

                               PART II
               INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS
Information on this item is set forth in the propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the company*:

Securities and Exchange Commission registration fee      $      141
Transfer agent's fees                                         1,000
Printing and engraving expenses                               1,500
Legal fees and expenses                                      25,000
Accounting fees and expenses                                  5,000
State blue sky fees                                           5,000

Total                                                    $   37,641*

* All fees, except the Securities and Exchange Commission registration fee, are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES; USE OF
PROCEEDS FROM REGISTERED SECURITIES

In August 1999, the company consummated an agreement to acquire all of the outstanding capital stock of California Telephone Company, Inc., a Nevada Corporation, in exchange for 10,914,659 shares of the company's common stock. Prior to this transaction, the company was a non-operating public shell company with no operations, assets, liabilities, and 5,078,740 shares of common stock issued and outstanding; California Telephone Company, Inc. was an operational privately held company. This transaction is considered to be a capital transaction in substance, rather than a business combination. Inasmuch, as this transaction is equivalent to the issuance of stock by the privately held company (California Telephone Company, Inc.) for the net monetary assets of the public shell company (NetTel, Inc.), accompanied by a recapitalization. The accounting for this transaction is identical to that resulting from a reverse acquisition, except goodwill or other intangible assets will not be recorded. Accordingly, the financial statements of the company are the historical financial statements of California Telephone Company, Inc. Therefore, this section set forth in the sale of unregistered securities by California Telephone Company, Inc. for dates prior to September 1999.

Other than as set forth below, during the last three years there have not been any sales of unregistered equity securities (the company's common stock commenced trading on the Over the Counter
Bulletin Board on October 8, 1999):

(a) During the period of February 7, 1998 to August 30, 1998, a total of 1,709,059 units were sold at $0.50 per unit ($0.37 per share net of offering costs, including commissions). Each unit consisted of one share of common stock and one-half warrant (each full warrant exercisable upon issuance for a period of two years at $0.50 per share. This offering raised a gross total of $854,529 from 75 investors (total of $624,954 after deduction of offering costs totaling $229,875, including a finder's fee paid of $190,000).

(b) In October 1998, C. Jay Smith, the president of the company, was granted options to purchase 1,500,000 shares of the company's common stock. The options to purchase 500,000 shares vest on January 1 and expire on December 31 of each year for three consecutive years. The exercise price of each option is $0.50 per share.

(c) In October 1998, Marc R. Tow, a former director of the company, was granted options to purchase 750,000 shares of the company's common stock. The options to purchase 250,000 shares vest on January 1 and expire on December 31 of each year for three consecutive years. The exercise price of each option is $0.50 per share.

(d) During the fiscal year ended December 31, 1998, a total of 5,394,601 shares of common stock were issued for services valued at $360,091 (weighted average of $0.07 per share).

(e) In August 1999, 5,078,740 shares of common stock were issued in connection with the acquisition of California
Telephone Company, Inc. by NetTel, Inc.

(f) At various times during the fiscal year ended December 31, 1999, a total of 360,000 shares of common stock were issued to Mr. Smith and Mr. Tow based on the exercise of certain options previously granted; these options were exercised in exchange for services rendered to the company valued at $180,000 (weighted average of $0.50 per share).

(g) On March 1, 2000, the company issued 200,000 shares of common stock to Rio Telecom Inc. for consulting services to the company valued at $90,620 (weighted average of $0.45 per share).

(h) On March 1, 2000, the company issued 50,000 shares of common stock to Richard Luna as a bonus for signing an employment with the company valued at $28,613 (weighted average of $0.29 per share).

(i) On March 1, 2000, the company issued 100,000 shares of common stock under the Electronic Commerce Architecture Project between the company and MFSNet.Com, dated May 1, 1999.

(j) On November 1, 2000, the company issued a total of 75,000 shares of common stock to an individual for legal services to the company valued at $15,000 (weighted average of $0.20 per share).

Except as noted, no commissions or fees were paid in connection with these sales. All of the above sales through April 5, 1999 were undertaken pursuant to the limited offering exemption from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D as promulgated by the U.S. Securities and Exchange Commission. All offerings made after that date were undertaken under Rule 506 of Regulation D. The Rule 506 offerings also were made only to sophisticated investors; that is, the investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description.

ITEM 27.  EXHIBITS

The exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 28.  UNDERTAKINGS

The undersigned company hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore,
unenforceable.   In the event that a claim for indemnification
against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Anaheim, State of California, on April 2, 2001.

                                   One Touch Total Communications, Inc.


                                   By: /s/  C. Jay Smith
                                   C. Jay Smith, President

                      Special Power of Attorney

The undersigned constitute and appoint C. Jay Smith their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                    Title                               Date

/s/ C. Jay Smith          President/Treasurer               April 2, 2001

C. Jay Smith             (principal financial and
                          accounting officer)/Director

/s/ Paul Palant           Director                          April 2, 2001
Paul Palant

/s/ Michael Smith         Director                          April 2, 2001
Michael Smith

                            EXHIBIT INDEX

Exhibit                       Description
No.

2 Agreement for Exchange of Common Stock between the company and California Telephone Company, Inc., dated August 6, 1999
      (see below).

3.1    Articles of Incorporation, dated May 9, 1986 (see below).

3.2 Certificate of Amendment of Articles of Incorporation, dated July 30, 1986 (see below).

3.3    Amended Articles of Incorporation, dated June 27, 1989 (see  below).

3.4 Certificate of Amendment of Articles of Incorporation, dated December 3, 1990 (see below).

3.5    Amended Articles of Incorporation, dated May 24, 1999 (see below).

3.6    Articles of Merger (including a name change), dated
       September 22, 1999 (see below).

3.7 Certificate of Amendment to Articles of Incorporation, dated February 28, 2001 (see below).

3.8    Bylaws, dated October 25, 1999 (see below).

10.1 Employment Agreement between the company and C. Jay Smith, dated September 1, 1998 (see below)

10.2 Electronic Commerce Architecture Project between the company and MFSNet.Com, dated May 1, 1999 (see below).

10.3   Employment Agreement between the company and Richard G.
       Luna, dated December 6, 1999 (see below).

16     Letter on change in certifying accountant (see below).

23.1   Consent of Accountants (see below).

23.2   Consent of Counsel (see below).

24     Special Power of Attorney (see signature page).

                              EX-2
          AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144
UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

AGREEMENT made this 6th day of August, 1999, by and between NetTel, Inc., a Nevada corporation, (the "ISSUER") and the individuals listed in Exhibit A attached hereto, (the "SHAREHOLDERS"), which SHAREHOLDERS own all of the issued and outstanding shares of CALIFORNIA TELEPHONE COMPANY, INC., a Nevada corporation. ("CTC")

In consideration of the mutual promises, covenants, and representations contained herein, and other good an valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1. EXCHANGE OF SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to SHAREHOLDERS, 10,903,660 shares of the common stock of ISSUER, $.001 par value (the "Shares"), in exchange for 100% of the issued and outstanding shares of CTC, such that CTC shall become a wholly owned subsidiary of the ISSUER.

2. REPRESENTATIONS AND WARRANTIES. ISSUER represents and warrants to SHAREHOLDERS and CTC the following:

i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the Incorporators, directors and shareholders of Issuer HAVE BEEN VALID AND IN ACCORDANCE WITH THE LAWS OF THE state of Nevada.

ii. Capital. The authorized capital stock of ISSUER consists of 20,000,000 shares of common stock, $.001 par value, of which 5,078,740 are issued and outstanding. All restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Nevada.

iii. Absence of Changes. Since the date of the financial statements, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

iv. Liabilities. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

v. Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER OR upon the securities of ISSUER to be acquired by SHAREHOLDERS.

vi. Full Disclosure. None of representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

vii. Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement or lease. No person holds a power of attorney from ISSUER.

viii. Compliance with Laws. ISSUER has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

ix. Litigation. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency or instrumentality.

x. Conduct of Business. Prior to the closing, ISSUER shall conduct its business in the normal course, and shall not
(1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

xi. Corporate Documents. Copies of each of the following documents, which are true complete and correct in all material respects, will be attached to and made a part of this Agreement:

(1)  Articles of Incorporation;

(2)  Bylaws;

(3)  Minutes of Shareholders Meetings;

(4)  Minutes of Directors Meetings;

(5)  List of Officers and Directors;

(6) stock register and stock records of ISSUER and a current, accurate list of ISSUER's shareholders.

xii. Documents. All minutes, consents or other documents pertaining to ISSUER to be delivered at closing shall be valid and in accordance with the laws of Nevada.

xiii.  Title.  The Shares to be issued to SHAREHOLDERS
Will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

3.  SHAREHOLDERS and CTC represent and warrant to ISSUER the following:

i. Organization. CTC is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the Incorporators, directors and shareholders of CTC have been valid and in accordance with the laws of Nevada.

ii. Shareholders and Issued Stock. Exhibit A annexed hereto sets forth the names and share holdings of 100% of CTC's shareholders.

iii.  Listing Stock for Trading.  Upon closing, SHAREHOLDERS AND
CTC shall take all steps reasonably necessary to get the ISSUER's common stock listed for trading in NASD Automated
Bulletin Board and to, as soon as practicably possible, have the company listed with Standard and Poors or Moodys in their Accelerated Corporate Report.

iv. Counsel. SHAREHOLDERS and CTC represent and warrant that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction and that prior to Closing, the law offices of Gary Wykidale & Associates has acted as exclusive counsel to the ISSUER and has not represented either the SHAREHOLDERS or CTC in any manner whatsoever.

4. INVESTMENT INTENT. SHAREHOLDERS agree that the Shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER. SHAREHOLDERS agrees, prior to any Transfer, to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

5. CLOSING. The closing of this transaction shall take place at the law offices of Marc R. Tow, 3900 Birch St., Suite 113,
Newport Beach, California.

6.  DOCUMENTS TO BE DELIVERED AT CLOSING.

i.  By the ISSUER:

(1) Board of Directors Minutes authorizing the issuance of a certificate or certificates for 10,920,227 Shares, registered in the names of the SHAREHOLDERS equal to their pro-rata holdings in CTC.

(2)  The resignation of all officers of ISSUER.

(3) A Board of Directors resolution appointing such person as SHAREHOLDERS designate as a director(s) of ISSUER.

(4) All of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

(5) Such other minutes of ISSUER's shareholders or directors as may reasonably be required by SHAREHOLDERS.

(6) An Opinion Letter from ISSUER's Attorney attesting to the validity and condition of the ISSUER.

ii.  BY SHAREHOLDERS AND CTC:

(1) Delivery to the ISSUER, or to its Transfer Agent, the certificates representing 100% of the issued and outstanding stock of CTC.

7.  REMEDIES.

i. Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Orange County, California in accordance with the Commercial Rules of the American Arbitration Association then existing.
The arbitrator assigned shall have authority and power to decide all arbitratable issues. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party in such claim or controversy shall be entitled to recover all costs and expenses of such claim or controversy, including attorneys fees from the non-prevailing party.

8.  MISCELLANEOUS.

i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

ii. No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

v.  Entire Agreement.  This Agreement contains the entire
Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

ISSUER:

Charles Maranto
3900 Birch St., Suite 113
Newport Beach, CA  92660

Copy to:

Marc R. Tow, Esq.
3900 Birch St., Suite 113
Newport Beach, CA  92660

CTC:

C. Jay Smith
1636 Stadium View
Anaheim, CA  92806

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 6th day of August 1999.

NetTel, Inc.                              California Telephone Company, Inc.


By: /s/  Charles Maranto                  By: /s/  C. Jay Smith
Charles Maranto, Secretary/Director       C. Jay Smith, President/Director

                                EX-3.1
                     ARTICLES OF INCORPORATION


                     ARTICLES OF INCORPORATION
                                OF
                        ALTERNATE FUEL, INC.

We, the undersigned, have voluntarily associated ourselves together for the purpose of forming a corporation under the laws of State of Nevada related to private corporations, and to that end do hereby adopt articles of incorporation as follows:

ARTICLE I. NAME:  The name of the corporation is: ALTERNATE FUEL, INC.

ARTICLE II. LOCATION: The principal office of the corporation is to be located at 610 So. Rancho Drive, Suite D30, Las Vegas
Nevada 89106.

The corporation may also maintain offices at such other places within or outside the State of Nevada. Corporate business of every kind and nature may be conducted and meetings of the directors and stockholders held outside the State as well as inside the State.

ARTICLE III. PURPOSE: The nature of the business, or objects or purposes to be transacted, prompted, or carried on by the corporation are to engage in any lawful activity.

ARTICLE IV. CAPITAL STOCK: The total number of shares that the corporation may issue is 2,500 shared of common stock with no par value per share. Any and all shares issued by the corporation, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call or assessment.

ARTICLE V: DIRECTORS: The members of the governing board of the corporation shall be styled directors. The number of directors constituting the first board of directors shall be three, who shall serve until their successors are duly elected and qualified. Their names and addresses are as set out below.

The number of directors may be increased or decreased from time to time in such manner as shall be provided by the By-Laws of the corporation. The number shall never be less than three or more than nine, except that in the event there are less than three stockholders, there may be less than three directors.

Directors need not be stockholders, but shall be of full age, and at least one of them shall be a citizen of the United
States.

NAME                             ADDRESSES

Burla Sue Peters                 601 So. Rancho Drive
                                 Las Vegas, Nevada 89106

Cary Baker                       601 So. Rancho Drive
                                 Las Vegas, Nevada 89106

Cindy Laub                       601 So. Rancho Drive
                                 Las Vegas, Nevada 89106

ARTICLE VI.  ASSESSMENTS:  The capital stock of the
corporation, after the amount of the subscription price, or par value, ahs been paid in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and not stock issued as full paid shall be assessable or assessed, and the Articles of Incorporation shall not be amended this particular.

ARTICLE VIII. INCORPORATIONS: The names and post office addresses of the incorporates, which will shall be three in number, signing the Articles of Incorporation, are as set forth in paragraph V, above.

ARTICLE VIII.  TERM:  The corporation shall have perpetual existence.


                                    /s/  Burla Sue Peters
                                    Burla Sue Peters

                                    /s/  Cary Baker
                                    Cary Baker

                                   /s/  Cindy Laub
                                   Cindy Laub

State of Nevada
                    SS
County of Clark

On this 9th day of May, 1986, personally appeared before me, a Notary Public in and for said County and State, Burla Sue Peters, Cary Baker, and Cindy Laub, known to me to be the persons described in and who executed the foregoing Articles of Incorporation, and who each acknowledged to me that they executed the same freely and voluntarily.

WITNESS MY HAND AND OFFICIAL SEAL the day and year first above written.


By: /s/
Notary Public in and for said County and State

                          EX-3.2
       CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                   CERTIFICATE OF AMENDMENT OF
                   ARTICLES OF INCORPORATION OF
                       ALTERNATE FUEL, INC.

The undersigned do hereby declare and certify that they (1) they comprise not fewer than two-thirds of the original incorporators of ALTERNATE FUEL, INC. a Corporation organized and existing under the laws of the State Of Nevada; (2) the original Articles of Incorporation of said corporation were filed with the Secretary of State on May 13, 1986, and with the County Clerk of on May 20, 1986; and (3) to the date of this Certificate, no part of the capital of said corporation has been paid.

The undersigned do further declare and certify that at a meeting of the incorporators of said corporation duly called and held on July 29, 1986, the following resolution was adopted:

RESOLVED, that Article IV of the Articles of Incorporation of Alternate Fuel, Inc., be amended to read as follows:

CAPITAL STOCK: The total authorized capital stock of the corporation shall consist of fifty million (50,000,000) shares of common stock at $0.001 par value per share.

The undersigned do further declare and certify that they have made and filed this Certificate pursuant to the foregoing resolution.

DATED this 30th day of July 1986.

/s/  Burla Sue Peters
Burla Sue Peters


/s/  Cary Baker
Cary Baker


/s/  Cindy Laub
Cindy Laub

State of Nevada
                  SS
County of Clark

On this 30th day of July, 1986, personally appeared before me, a Notary Public in and for said County and State, Burla Sue Peters, Cary Baker, and Cindy Laub, known to me to be the persons described in and who executed the foregoing Certificate of Amendment of Articles of Incorporation, and who each acknowledged to me that they executed the same freely and voluntarily.

WITNESS MY HAND AND OFFICIAL SEAL the day and year first above written.


By: /s/
Notary Public in and for said County and State

                            EX-3.3
      CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION


                   ARTICLES OF INCORPORATION OF
                        ALTERNATE FUEL, INC.

Pursuant to Sections 78.385, 78.390 and 78.395 of the Nevada
Revised Statutes, we, the undersigned officers of Alternate
Fuel, Inc. (the "Corporation") do hereby certify the following:

1. That we are the duly- elected President and Secretary, respectively, of the Corporation;

2. That the date of filing of the original Articles of Incorporation of the Corporation with the Nevada Secretary of State was May 13, 1986, and the date of the filing with the Clark County Clerk was May 20, 1986;

3. That the date of filing of the original Amended Articles of Incorporation of the Corporation, dated July 30, 1996, with the Nevada Secretary of Sate was August 8, 1986.

4. That the amendment to the Articles Of Incorporation was passed by the a majority of vote by all the shareholders of the Corporation by written consent of all the Shareholders of the Corporation, dated June 26, 1989, there being 10,000,000 shares issued, outstanding and entitled to vote in favor of the amendment; and

5. That the Articles of Incorporation as amended are so designated pursuant to NRS 78.395 in the Amended Articles of Incorporation, set forth in Exhibit A attached hereto.

                                    /s/  Eric E. Gilmer
                                   Eric E. Gilmer, President

                                   /s/  Felice Padnos
                                   Felice Padnos

                            EXHIBIT A

              AMENDED ARTICLES OF INCORPORATION
                              OF
                     ALTERNATE FUEL, INC.

The undersigned, for the purposes of forming a corporation, pursuant to and by virtue of Chapter 78 of the Nevada Revised
Statutes, hereby certify and adopt the following Articles of Incorporation.

                            ARTICLE I

NAME

The name of the corporation shall be Fertility Advancements, Inc. (amended by this Certificate).

                            ARTICLE II

LOCATION

The principal office of the corporation is to be located at 2950
East Flamingo Road, Suite G, Las Vegas, Nevada, 89121 (amended by this Certificate).

The corporation may also maintain offices at such other place or places within or outside the State of Nevada. Corporate business of every kind and nature may be conducted and meetings of the directors and stockholders held outside the State as well as inside the State (unamended).

                             ARTICLE III

PURPOSE

The nature of the business, or objects or purposes to be transacted, prompted, or carried on by the corporation are to engage in any lawful activity (unamended).

                             ARTICLE IV

CAPITAL STOCK

Section 1. The total authorized capital stock of the corporation shall consist of one hundred million (100,000,000) shares of common stock at $0.001 par value per share (amended by Certificate of Amendment dated July 30, 1986 and filed with the Secretary of State, State of Nevada, August 8, 1986, and by this Certificate)

Section 2. Any and all shared issued by the corporation, the fixed consideration for which has been paid or delivered shall be deemed fully paid or deliver, shall be deemed fully paid stock and not liable for any further call or assessment (amended by this Certificate).

Section 3. Pre-emptive Rights. Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation, shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares (amended by this Certificate).

Section 4. Stock Rights and Options. The corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive (amended by this Certificate).

                              ARTICLE V

DIRECTORS

The members of the governing board of the corporation shall be styled directors. The number of directors constituting the first board of directors shall be three, who shall serve until their successors are duly elected and qualified. Their names and addresses are as set out below:

Section 1. Size of Board. The members of the governing board of the Corporation shall be styled directors. The number of directors of the Corporation, their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by statute and in the by-laws of the Corporation (amended by this Certificate).

Directors need not be stockholders, but shall be of full age, and at least one of them shall be a citizen of the United
States (unamended).

Name                       Address

Burla Sue Peters           601 So. Rancho Drive
                           Las Vegas, Nevada 89106

Cary Baker                 601 So. Ranch Drive
                           Las Vegas, Nevada 89106

Cindy Laub                 601 So. Rancho Drive
                          Las Vegas, Nevada 89106

(Unamended).

Section 2. Powers of Board. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered (amended by this Certificate):

(a) To make, alter, amend, and repeal the By-Laws subject to the power of the shareholders to alter or repeal the By-Laws made by the Board of Directors (amended by this Certificate);

(b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to shareholder inspection. No shareholder shall have any right to inspect any of the accounts, books or documents of the corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the Shareholders of the corporation (amended by this Certificate);

(c) To issue stock of the Corporation for money, property, services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the board of directors without vote or consent of the shareholders and the judgment of the board of directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non-assessable (amended by this Certificate);

(d) To authorize and issue, without shareholder consent, obligations of the corporation, secured and unsecured, under such terms and conditions, as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the corporation, including after-acquired property (amended by this Certificate);

(e) To determine whether any and, if so, what part, of the earned surplus of the corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus (amended by this Certificate);

(f) To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose (amended by this Certificate);

(g) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of profits to be shared and distributed, and to determine the persons to participate in any such plans and the amount of their respective participations (amended by this Certificate);

(h) To designate, by resolution or resolutions passed by a majority of the whole Board, one of more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board (amended by this Certificate);

(i) To provide for the reasonable compensation of its own members by By-Law, and to fix the terms and conditions upon which such compensation will be paid (amended by this Certificate); and

(j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles or Incorporation, and of the By-Laws of the corporation (amended by this Certificate).

                            ARTICLE VI

ASSESSMENTS

The capital stock of the Corporation, after the amount of the subscription price, or par value, has been paid in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purposes, and not stock issued as fully paid shall be assessable or assessed and the Articles of Incorporation shall not be amended in this particular (amended by this Certificate).

                           ARTICLE VII

INCORPORATIONS

The names and post office addresses of the incorporators, which shall be three in number, signing the Articles of Incorporation, are as set forth in paragraph V, above (unamended).

                           ARTICLE VIII

TERM

The corporation shall have perpetual existence (unamended).

                           ARTICLE IX

POWERS

The powers of the Corporation shall be those in powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the corporation shall have the following specific powers (amended by this Certificate):

(a) To elect or appoint officers and agents of the Corporation and to fix their compensation; (b) To act as and agent for any individual, association, partnership, corporation or other legal entity; (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments; (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus; (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities (amended by this Certificate).

                            ARTICLE X

LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS

The personal liability of a director or officer of the Corporation to the Corporation or the Shareholders for damages for branch of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of law (amended by this Certificate).

                           ARTICLE XI

INDEMNIFICATION

Each director and each officer of the corporation may be indemnified by the corporation as follows (amended by this certificate):

(a) The corporation may indemnify any person who was or is a party, or is threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason f the fact that he is or was a director, officer, employee or agent of another corporation, partnership or joint venture, trust or other enterprise, against expenses (including attorney's fees) judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had not reasonable cause to any action, suite or proceeding, had not reasonable cause to believe his conduct was unlawful. The termination of any action, suite or proceeding, by judgment, order, settlement conviction or upon a pleas of nolo contender or its equivalent, does not of itself create a presumption that the person did not act in good faith and in am manner which he reasonably believed to be in or not opposed to the best interests of he corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believer that his conduct was unlawful (amended by this Certificate);

(b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in tits favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys' feels actually and reasonable incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in am manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper (amended by the certificate);

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to tin subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense (amended by this Certificate);

(d) Any indemnification under subsections (a) and (b), unless ordered by a court or advanced pursuant to subsection (e), must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (amended by the Certificate):

(i)  By the stockholders (amended by this Certificate);

(ii) By the board of directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding (amended by this Certificate);

(iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion
(amended by this Certificate); or

(iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion (amended by this Certificate);

(e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expense to which corporate personnel other than directors or officers maybe entitled under any contract or otherwise by law (amended by this Certificate);

(f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the section:

(i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either and action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection (b) or for the advancement of expenses made pursuant to subsection(e) may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action (amended by this Certificate);

(ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. (amended by this Certificate)

                          ARTICLE XII

PLACE OF MEETING: CORPORATE BOOKS

Subject to the laws and State of Nevada, the shareholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an officer or offices and to maintain the books of the corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By- Laws or by appropriate resolution (amended by this Certificate)

                        ARTICLE OF XIII

AMENDMENT OF ARTICLES

The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and shareholders are granted subject this reservation. (amended by this Certificate)

IN WITNESS WHEREOF, the undersigned Officers and Directors of the Corporation have executed these Amended Articles of Incorporation to be effective on the 30th day of June 1989.

                                   /s/  Syver Norderhaug
                                   Syver Norderhaug, Vice President

                                   /s/  Felice Padnos
                                   Felice Padnos, Secretary

State of Nevada
                   SS
County of Clark

On this 27th day of June, 1989, before me, the undersigned Notary Public, personally appeared Syver Norderburg, known to me to be the Vice President and a Director, and Felice Padnos, known to me to the Secretary, of Fertility Advancements, Inc., formerly Alternate Fuel, Inc,, a Nevada corporation, the corporation which executed the attached instrument, and who executed the same on behalf of said corporation, freely and voluntarily and for the uses and purposes therein mentioned.

By: /s/
Notary Public in and for said County and State

                              EX-3.4
        CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION


                   CERTIFICATE OF AMENDMENT OF
                  ARTICLES OF INCORPORATION OF
                  FERTILITY ADVANCEMENTS, INC.

Pursuant to Sections 78.385, 78.390 and 78.395 of the
Nevada Revised Statutes, we the undersigned officers of Fertility Advancements, Inc. (the "Corporation") do hereby certify the following:

1. That we are the duly-elected President and Secretary, respectively, of the Corporation;

2. That the date of filing of the original Articles of Incorporation of the Corporation with Nevada Secretary of State was on May 13, 1986, and the date of the filing with the Clark
County Clerk was May 20, 1986;

3. That the date of filing of the original Amended Article of Incorporation of the Corporation, dated July 30, 1986, with the Nevada Secretary of State was August 8, 1986.

4. That the date of filing of the original Amended Article of Incorporation of the Corporation, dated June 26, 1989, with the Nevada Secretary of State was June 28, 1989, and that the date of the filing with Clark County Clerk was July 1, 1989.

5. That the amendment to the Articles of Incorporation was passed by a vote of those shareholders of the Corporation holding a majority of the issued and outstanding shares of the common stock of the Corporation, by written consent of such Shareholders of the Corporation, dated December 3, 1990; there being 10,000,000 shares of common stock issued, outstanding and entitled to vote thereon, and more than 5,000,000, a majority, having voted in favor of the amendment; and

6. That the Articles of Incorporation as Amended are so designated pursuant to NRS 78.395 in the Amended Articles of Incorporation, set forth in Appendix A attached hereto.

                                   /s/  Edward S. Padnos
                                   Edward S. Padnos, President

                                  /s/  Felice Padnos
                                  Felice Padnos, Secretary

State of Nevada
                    SS
County of Clark

On this 3rd day of December, 1990, before me, the undersigned Notary Public, personally appeared Edward S. Padnos, known to me to be the President, and Felice Padnos, known to me to the Secretary, of Fertility Advancements, Inc., a Nevada corporation, the corporation which executed the attached instrument, and who executed the same on behalf of said corporation, freely and voluntarily and for the uses and purposes therein mentioned.


By: /s/
Notary Public in and for said County and State


                              APPENDIX A

                         AMENDED AND RESTATED
                     ARTICLES OF INCORPORATION OF
                       EUBIX TECHNOLOGIES, INC.

The undersigned, for the purposes of forming a corporation, pursuant to and by virtue of Chapter 78 of the Nevada Revised
Statutes, hereby certify and adopt the following Articles of Incorporation.

                              ARTICLE I

NAME

The name of the corporation shall by Eubix Technologies, Inc.
(amended by this Certificate).

                              ARTICLE II

LOCATION

The principal office of the Corporation is to be located at 2950 East Flamingo Road, Suite G, Las Vegas, Nevada. Corporate business of every kind and nature may be conducted and meetings of the directors and stockholders held outside the State as well as inside the State (unamended).

                             ARTICLE III

PURPOSE

The nature of the business, or objects or purposes to be transacted, prompted, or carried on by the Corporation are to engage in any lawful activity (unamended).

                              ARTICLE IV

CAPITAL STOCK

Section 1. The total authorized capital stock of the corporation shall consist of one hundred million (100,000,000) shares of common stock at $0.001 par value per share (amended by this Certificate).

Section 2. Any and all shares issued by the corporation, the fixed consideration for which has been paid or delivered, shall not be deemed fully paid stock and not liable for any further call or assessment (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989).

Section 3. Preemptive Rights. Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation, shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of he Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares (amended by Certificate of Amendment of Articles the Incorporation of June 27, 1989).

Section 4. Stock Rights and Options. The Corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration of the issuance of such rights or options and the sufficiency thereof shall be conclusive (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989).

                           ARTICLE V

DIRECTORS

The members of the governing board of the corporation shall be styled directors. The number of directors constituting the first board of directors shall be three, who shall serve until their successors are duly elected and qualified. Their names and addresses are set out below:

Section 1. Size of the Board. The members of the governing board of the Corporation shall be styled directors. The number of directors of the Corporation, their qualifications, terms of office, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by statute and in the by-laws of the Corporation (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989).

Directors need not be stockholders, but shall be of full age, and at least one of them shall be a citizen of the United
States (unamended).

NAME                 ADDRESS

Burla Sue Peters     601 So. Rancho Drive
                     Las Vegas, Nevada 89106

Carla Baker          601 So. Rancho Drive
                     Las Vegas, Nevada 89106

Cindy Laub           601 So. Rancho Drive
                     Las Vegas, Nevada 89106

(unamended)

Section 2. Powers of Board. In the furtherance and not in limitation of he powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered (amended by Certificate of Amendment of Articles of Incorporation on June 27, 1989):

(a) To make, alter, amend, and repeal the By-Laws subject to the power of the shareholders to alter or repeal the By-Laws made by the Board of Directors (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989).

(b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to shareholder inspection. No shareholder shall any right inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by the Shareholders of the Corporation (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989).

(c) To issue stock of he Corporation for money, property, services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the board of directors without vote or consent of the shareholders and the and the judgment of the board of directors as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non assessable (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989).

(d) To authorize and issue, without shareholders consent, obligations of the Corporations of the Corporation, secured and unsecured, under such terms and conditions as the board in it's sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, including after-acquired property (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989).

(e) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to the direct and determine other use and disposition of any such earned surplus (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989).

(f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose (amended by Certificate of Amendment of Articles
Of Incorporation of June 27, 1989).

(g) To establish bonus, profit sharing, stock option, or other types of incentive compensation plans for the employee, including officers and directors, of the Corporation, and to fix the amount of profits to shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participation's (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989).

(h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989).

(i) To provide the reasonable compensation of its own members by By-Law, and to fix the terms and conditions upon which such compensation will be paid (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989).

(j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of he By-Laws of the corporation. (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989).

                            ARTICLE VI

ASSESSMENTS

The capital stock of the corporation, after the amount of the corporation, after the amount of the subscription price, or par value, has been paid in money, property or services, as the Directors shall determine, shall not be subject to assessment to pay the debts of he Corporation, nor for any other purpose, and no stock issued as fully paid shall be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989).

                             ARTICLE VII

INCORPORATORS

The names and post office addresses of the incorporators, which shall be three in number, signing the Articles of Incorporation, are as set forth in paragraph V, above (unamended).

                             ARTICLE VIII

TERM

The corporation shall have perpetual existence (unamended)

                              ARTICLE IX

POWERS

The powers of the Corporation shall be those powers granted by
78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the corporation shall have the following specific powers (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989):

(a) To elect or appoint officers and agents of he Corporation and to fix their compensation; (b) To act as an agent for any individual, association, partnership, corporation or other legal entity; (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporations, or governments; (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly; out of the earned surplus; (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989).

                             ARTICLE X

LIMITATION OF LIABILITY OF OFFICERS OR DIRECTORS

The personal liability of a director or officer of the Corporation to the Corporation or the shareholders for damages for breach of fiduciary duty as a director or officer shall be limited to acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law. (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989).

                             ARTICLE XI

INDEMNIFICATION

Each director and each officer of the corporation may be indemnified by the corporation may be indemnified by the corporation as follows (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989):

(a) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or complete action, suite or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that his is or was director, officer, employee or agent of the Corporation as a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonability incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his suit or proceeding, by judgment, order, settlement, convictions or upon a plea of nolo contendere or its equivalent, not of itself create that the person did not act in good faith and in a manner the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful (amended by Certificate of Amendment of Articles Of Incorporation of June 27, 1989);

(b) The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that his is or was a director, officer, employee or agent of another enterprise against expenses including amounts paid in incurred by him in connection with the defense or settlement of he action or suit, if he acted in good faith and in a manner which he reasonably believed to be a I or opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, there to be liable to the corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other curt of competent jurisdiction determines upon application that in view of all the circumstances of he case the person expenses as the court deems proper (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989);

(c) To the extent that a director, officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceedings referred to in subsections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989);

(d) Any indemnification under subsections (a) and (b) unless ordered by court or advanced pursuant to subsection (e) must be made the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989);

(i) By the stockholders (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989);

(ii) By the Board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989);

(iii) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989);

(iv) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained by independent legal counsel in a written opinion (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989);

(e) Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of he final dispositions of he action, suit or proceeding, upon receipt of an undertaking by or on behalf of the directors or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which be entitled under any contract or otherwise by law (amended by Certificate of Amendment of Articles of Incorporation of June 27, 1989);

(f) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(i) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity in another capacity while holding his office, except that indemnification, (b) or for the advancement of expenses made pursuant to subsection (e) may not be made to or on adjudication establishes that his acts or omissions involved international misconduct, fraud or a knowing violation of the law and was material to the cause of action (amended by Certificate of Amendment of Articles of Incorporation for June 27, 1989);

(ii) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person (amended by Certificate of Amendment of Articles of Incorporation for June 27, 1989).

                             ARTICLE XII

PLACE OF MEETING: CORPORATE BOOKS

Subject to the laws of the State of Nevada, the shareholders and the Directors shall have power to hold their meetings, and the Directors shall have power to have an offices and to maintain the books of he Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution. (Amended by Certificate of Amendment of Articles of Incorporation for June 27, 1989)

                             ARTICLE XIII

AMENDMENT OF ARTICLES

The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of he State of Nevada, and additional provisions authorized by such laws as are then in force my be added. All rights herein conferred on the directors, officers and shareholders are granted subject to this reservation. Amended by Certificate of Amendment of Articles of Incorporation for June 27, 1989)

IN WITNESS WHEREOF, the undersigned Officers and Directors of the Corporation have executed these Amended Articles of Incorporation to be effective on the 3rd day of December 1990.


                                    /s/  Edward S. Padnos
                                    Edward S. Padnos, President


                                   /s/  Felice Padnos
                                   Felice Padnos, Secretary

State of Nevada
                   SS
County of Clark

On this 3rd day of December, 1990, before me, the undersigned Notary Public, personally appeared Edward S. Padnos, known to me to be the President, and Felice Padnos, known to me to the Secretary, of Fertility Advancements, Inc., a Nevada corporation, the corporation which executed the attached instrument, and who executed the same on behalf of said corporation, freely and voluntarily and for the uses and purposes therein mentioned.


By: /s/
Notary Public in and for said County and State


                          EX-3.5
         AMENDED ARTICLES OF INCORPORATION


                               AMENDED
                    ARTICLES OF INCORPORATION OF
                      EUBIX TECHNOLOGIES, INC.

Pursuant to the provisions of the Nevada Revised Statutes, the undersigned Corporation adopts these Articles of Amendment to its Articles of Incorporation:

FIRST: ARTICLE I of the Articles of Incorporation as now filed is stricken in its entirety, and the following Article I substituted therefor as if it had been a part of the original
Articles of Incorporation:

                              ARTICLE I

The complete name of the Corporation is : NetTel, Inc.

SECOND: The date of adoption of this amendment by the shareholders of this Corporation is May 21, 1999.

THIRD: This amendment to the Articles of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 78.385 and 78.390 of the Nevada Revised Statutes. The number of shares outstanding at the time of adoption of this amendment was . An excess of 51% did vote in favor of this amendment. The number voting against was zero.

IN WITNESS WHEREOF, the undersigned, the President and Secretary of the Corporation, have executed this Amendment to the Articles of Incorporation this 24th day of May, 1999.



                                        /s/  James Clark
                                        James Clark, President


                                       /s/  Charles Maranto, Jr.
                                       Charles Maranto, Jr., Secretary

State of Nevada
                   SS
County of Clark

On this 24th day of May, 1999, before me, a Notary Public in and for said County and State, personally appeared James Clark and Charles Maranto, Jr., both known to me to be the persons whose names are subscribed to the foregoing instrument, who duly acknowledged to me that they executed the same for the purposes therein mentioned.


By: /s/
Notary Public in and for said County and State

                                 EX-3.6
                           ARTICLES OF MERGER


                           ARTICLES OF MERGER OF
               ONE TOUCH TOTAL COMMUNICATIONS, INC. INTO
                             NET TEL, INC.

First: NetTel, Inc. (hereinafter referred to as the "parent entity"), an entity of the jurisdiction of Nevada, owns all of the outstanding shares of each class of California Telephone Co., Inc. (hereinafter referred to as the "subsidiary entity"), an entity of the jurisdiction of Nevada.

Second: A plan of merger was adopted by the parent entity and the subsidiary entity whereby the subsidiary entity is to be merged into the parent entity.

Third: Approval of the owners of either the parent or subsidiary entity was not required.

Fourth: The complete executed plan of merger is on file at the place of business of the parent entity located at 1630 Sunkist Street, Suite K, Anaheim, California 92806 and a copy of the plan will be furnished by the parent entity, on request and without cost, to any owners of any entity which is a party to this merger.

Fifth: The name of the surviving entity shall be that of the subsidiary entity, One Touch Total Communications, Inc.

Dated:  September 22, 1999.

Parent Entity:                        Subsidiary Entity


By: /s/  C. Jay Smith                 By: /s/  C. Jay Smith
C. Jay Smith, President               C. Jay Smith, President


By: /s/  Marc Tow                     By: /s/  Marc Tow
March Tow, Secretary                  Marc Tow, Secretary

                         Verification

State of Nevada
                  SS
County of Clark

On this 22nd day of September, 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared C. Jay Smith and Marc Tow, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons who subscribed their names to the Articles of Merger and acknowledged to me that they executed the same freely and voluntarily and for the use and purposes therein mentioned.


By: /s/
Notary Public in and for said County and State

                              EX-3.7
      CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION


                   CERTIFICATE OF AMENDMENT TO
                    ARTICLES OF INCORPORATION

1.  Name of corporation:  One Touch Total Communications, Inc.

2.  The articles of incorporation have been amended as follows
(provide article numbers, if available):

Article IV - Capital Stock - Section 1. The total authorized capital stock of the corporation shall consist of two hundred million (200,000,000) shares of common stock at $0.001 par value per share. (Amended by this Certificate)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 8,030,000.

4.  Signatures (Required):


/s/  Jay Smith
President/Secretary

                              EX-3.8
                              BYLAWS

                              BYLAWS
                                OF
              ONE TOUCH TOTAL COMMUNICATIONS, INC.

Article I:  Offices

The principal office of One Touch Total Communications,
Inc. ("Corporation") in the State of California shall be located in Anaheim, County of Orange. The Corporation may have such other offices, either within or without the State of Nevada, as the Board of Directors my designate or as the business of the Corporation my require from time to time.

Article II:  Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held during the third week of May of each year, or on such other date during the calendar year as may be designated by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors shall be held on the day designated herein for any annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors my designate any place, either within our without the State of Nevada, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within our without the State of Nevada, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation.

Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5. Closing of Transfer Books or Fixing of Record. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty
(50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares
held by each.   Such lists shall be produced and kept open at
the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors my be had by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.

Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the Bylaws of such Corporation may prescribe or, in the absence of such provision, as the Board of Directors of such Corporation may determine.

Shares held by an administrator, executor, guardian or conservator my be voted by him either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Article III:  Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Each Director shall hold office until the next annual meeting of shareholder and until his successor shall have been elected and qualified.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 5. Notice. Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United Sates mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Directors may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Quorum. A majority of the number of Directors fixed by Section 2 of the Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the Directors.

Section 9. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

Section 10. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof.

Section 11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Article IV:  Officers

Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may be Directors or shareholders of the Corporation.

Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board, in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contract, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by there Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors, If there is more than one Vice President, each Vice President shall succeed to the duties of the President in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the President in order of date of election, the earliest date having the first rank.

Section 7. Secretary. The Secretary shall: (a) keep the minutes of the Board of Directors in one or more minute books provided for the purpose; (b) see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;
(d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for share of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

Section 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Article V:  Indemnity

Section 1. Definitions. For purposes of this Article, "Indemnitee" shall mean each Director or Officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding (as hereinafter defined), by reason of the fact that he or she is or was a Director or Officer of this Corporation or is or was serving in any capacity at the request of this Corporation as a Director, Officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation, partnership, joint venture, trust, or other enterprise. The term "Proceeding" shall mean any threatened, pending or completed action or suit (including, without limitation, an action, suit or proceeding by or in the right of this Corporation), whether civil, criminal, administrative or investigative.

Section 2. Indemnification. Each Indemnitee shall be indemnified and held harmless by this Corporation for all actions taken by him or her, and for all omissions (regardless of the date of any such action or omission), to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorney fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding. Indemnification pursuant to this Section shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. This Corporation may, by action of its Board of Directors, and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. The rights to indemnification as provided in this Article shall be non-exclusive of any other rights that any person may have or hereafter acquire under an statute, provision of this Corporation's Articles of Incorporation or Bylaws, agreement, vote of stockholders or Directors, or otherwise.

Section 3. Financial Arrangements. This Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a Director, Officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in such capacity, whether or not this Corporation has the authority to indemnify him or her against such liability and expenses.

The other financial arrangements which may be made by this Corporation may include, but are not limited to, (a) creating a trust fund; (b) establishing a program of self-insurance; (c) securing its obligation of indemnification by granting a security interest or other lien on any of this Corporation's assets, and (d) establishing a letter of credit, guarantee or surety. No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to advancing expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by this Corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by this Corporation. In the absence of fraud:

the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section, and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

the insurance or other financial arrangement is not void or voidable; does not subject any Director approving it to personal liability for his action; and even if a Director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 4. Contract of Indemnification. The provisions of this Article relating to indemnification shall constitute a contract between this Corporation and each of its Directors and Officers, which may be modified as to any Director or Officer only with that person's consent or as specifically provided in this section. Notwithstanding any other provision of the Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any Director or Officer shall apply to such Director or Officer only on a prospective basis and shall not limit the rights of an Indemnitee to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the Directors of this Corporation then serving, or (b) the stockholders as set forth in Article XII hereof; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 5. Nevada Law. References in this Article to Nevada law or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of an Indemnitee or limits the indemnification rights or the rights to advancement of expenses which this Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Corporation's Articles of Incorporation, these Bylaws, or both shall continue as theretofore to the extent permitted by law; and (b) if such change permits this Corporation, without the requirement of any further action by stockholders or Directors, to limit further the liability of Indemnitees or to provide broader indemnification rights or rights to the advancement of expenses than this Corporation was permitted to provide prior to such change, liability thereupon shall be so limited and the rights to indemnification and advancement of expenses shall be so broadened to the extent permitted by law.

Article VI:  Contracts, Loans, Checks, and Deposits

Section 1. Contracts. The Board of Directors may authorize any office or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

Article VII: Certificates for Shares and Their Transfer

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, expect that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, Provided, however, that upon any action undertaken by the shareholder to elect S Corporation status pursuant to Section 1362 of the Internal Revenue Code and upon any shareholders agreement thereto restricting the transfer of said shares so as to disqualify said S Corporation status, said restriction on transfer shall be made a part of the Bylaws so long as said agreements is in force and effect.

Article VIII:  Fiscal Year

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year.

Article IX:  Dividends

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and condition provided by law and its Articles of Incorporation.

Article X:  Corporate Seal

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal."

Article XI:  Waiver of Notice

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provision of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Article XII:  Amendments

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, or by the shareholder as any regular or special meeting of the shareholders.

The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 25th day of October, 1999.


/s/  C. Jay Smith
C. Jay Smith, Director


/s/  Marc R. Tow
Marc R. Tow, Director


/s/  Norman John Colavincenzo
Norman John Colavincenzo, Director

                             EX-5
                    OPINION RE: LEGALITY


Brian F. Faulkner
A Professional Law Corporation
3900 Birch Street, Suite 113
Newport Beach, California 92660
(949) 975-0544


March 30, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  One Touch Total Communications, Inc. - Form SB-2

Dear Sir/Madame:

I have acted as counsel to One Touch Total Communications, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form SB-2 relating to the registration of 6,075,000 shares of its common stock ("Shares"), $0.001 par value per Share.

In my representation I have examined such documents, corporate records, and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation, and all amendments thereto, and Bylaws of the Company.

Based upon and in reliance on the foregoing, and subject to the qualifications and assumptions set forth below, it is my opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that the Shares, when issued and sold, will be validly issued, fully paid, and non-assessable.

My opinion is limited by and subject to the following:

(a) In rendering my opinion I have assumed that, at the time of each issuance and sale of the Shares, the Company will be a corporation validly existing and in good standing under the laws of the State of Nevada.

(b) In my examination of all documents, certificates and records, I have assumed without investigation the authenticity and completeness of all documents submitted to me as originals, the conformity to the originals of all documents submitted to me as copies and the authenticity and completeness of the originals of all documents submitted to me as copies. I have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

(c) My opinion is based solely on and limited to the federal laws of the United States of America and the Nevada Revised
Statutes. I express no opinion as to the laws of any other jurisdiction.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.

                            EX-10.1
                    EMPLOYMENT AGREEMENT

                    EMPLOYMENT AGREEMENT

THIS AGREEMENT is entered into to be effective on September 1, 1998, between CALIFORNIA TELEPHONE CO., INC., a Nevada
Corporation, hereinafter referred to as "Employer," and C. JAY
SMITH, hereinafter referred to as "Employee."

WHEREAS, Employee desires employment to work as an employee of Employer; and

WHEREAS, Employer desires to employ Employee under the terms and conditions of this Agreement.

NOW, THEREFORE, it is mutually agreed to as follows:

1.  EMPLOYMENT

Employer hereby employs Employee and Employee hereby accepts employment on the terms and condition as set forth below.

2.  SERVICES

Employee agrees to devote his time and attention to working as the President for Employer. Expenditure of reasonable amounts of time for personal or outside business, and charitable and professional activities shall not be deemed a breach of this Agreement, provided those activities do not materially interfere with the services required to be rendered to Employer under this Agreement.

3.  EMPLOYER'S AUTHORITY

Employee agrees to observe and comply with Employer's rules and regulations as adopted by Employer's Board of Directors regarding performance of his duties and to carry out and to perform orders, directions, and policies stated by Employer to him periodically, either orally or in writing.

4.  TERM

The term of this Agreement shall be for a period of three (3) years beginning on the effective date of this Agreement. subject to prior termination as provided herein. There shall be an option for two (2) years that can be exercised by agreement of the Employer and Employee.

5. COMPENSATION

(a) Employer agrees to pay to Employee during the term of this Agreement a basic salary in an amount determined periodically by Employer's Board of Directors in negotiations with Employee, pursuant to the payroll schedule established by Employer's Board of Directors for all employees of the Employer.

(b) The basic salary of the Employee may be changed by mutual agreement of the parties at any time.

(c) The salary shall be fixed by the Board of Directors based on Employee's demonstrated past earning capacity.

(d) All compensation shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid by a corporation to an employee.

(e) All bonuses shall be paid to Employee at the end of each corporate year. or at the option of the Employer, quarterly.

6.  EXPENSES

During the period of his employment, Employee may be reimbursed for his reasonable business expenses in accordance with the general policy of Employer, as adopted by Employer's Board of Directors from time to time. In addition to such reimbursable expenses, Employee my incur and pay in the course of his employment certain other expenses for which Employer shall reimburse Employee, including, but not necessarily limited to the following: automobile and transportation expenses; entertainment and promotional expenses; educational expenses incurred for the purpose of maintaining or improving Employee's business and management skills; expenses or membership in civic groups, business societies and all other items of reasonable business expenses incurred by Employee in the interest of his performing management services for Employer.

6.  MEDICAL COVERAGE

See attached Exhibit A for terms.

7.  RETIREMENT PLAN

See attached Exhibit A for terms.

8.  PERFORMANCE BONUS

See attached Exhibit A for terms.

9.  VACATION AND SICK LEAVE

Employee shall be entitled, without loss of compensation to an annual vacation and to annual sick leave pursuant to the policy pertaining to same established by Employer's Board of Directors and agreed to by Employee. Vacation time shall be deemed to be earned by the Employee ratably during each employment year, and upon termination of this Agreement for any reason whatsoever, the salary applicable to any unearned vacation time which has be utilized by the Employee shall be considered an indebtedness of the Employee to the Employer which is due and payable upon the date of the termination. The Employee shall be entitled to receive additional salary from the Employer on account of his failure to utilize all or any portion of his allotted vacation time, and shall be entitled to accumulate unused vacation time from one employment year to the next. If this Agreement is terminated due to Employee' s death or permanent disability or at the election of the Employer, the Employee (or his estate) shall be entitled to compensation for any of Employee's earned but not used vacation time. Employee shall be entitled to such additional time without loss of compensation for attendance at meetings, conventions and post-graduate courses as the Board of Directors of Employer shall, from time to time, determine.

10.  TERMINATION

Employee's employment with Employer shall be terminated if any of the following occur:

(a) Whenever Employer and Employee shall mutually agree in writing to termination;

(b)  On the death of Employee;

(c) Whenever Employee shall fail to rectify a breach of any of the terms, covenants and conditions contained herein within thirty (30) days after Employee receives written notice for Employer to cure such default;

(d) In the event total disability continues for three (3) continuous months. For purposes of this Agreement, Employee shall be considered permanently disabled if Employee is determined to be permanently disabled by the disability insurer insuring the Employee at the commencement of said disability. In the event that there is no disability insurer at such time, such determination shall be made by a medical doctor duly licensed in the State of California, selected by mutual agreement between the two parties at issue, and in the event that the parties cannot so agree, selected by two other doctors to be designated, one by each of the respective parties, that the Employee is unable because of any physical or mental disability to devote his full time and attention to the corporation business.

11.  DISABILITY

If Employee becomes disabled, his salary shall be terminated, but he shall be entitled to receive disability payments as follows:

(a) For the first three (3) months of disability, Employee shall receive full salary per month. Thereafter, he shall receive no further disability payments.

(b) If disability ceases before termination of his employment with Employer, Employee's salary shall be reinstated on the date disability ends.

12.  DEATH BENEFIT

If Employee dies during the term of this Agreement and while employed as provided herein, Employer will pay to the surviving spouse or significant other, as soon as practical, the sum of $1,000,000.

13.  MISCELLANEOUS

(a) This Agreement is drawn to be effective in the State of California and shall be construed in accordance with California law. No amendment or variation of the term of this Agreement shall be valid unless made in writing and signed by Employee and Employer. A waiver of any term or condition of this Agreement shall not be construed as a general waiver by Employer, and Employer shall be free to reinstate any such term or condition with or without notice to Employee.

(b) It is hereby agreed that Employee's rights and obligations under this Agreement are personal and not assignable. This Agreement contains the entire agreement and understanding between the parties to it and shall be binding on and inure to the benefit of the heirs, personal representatives. successors, and assigns of the parties, subject however, to the restrictions on assignment contained herein.

(c) Except as expressly provided in this Agreement, on termination Employee shall be entitled to receive only the compensation accrued but unpaid as of the termination date and shall not be entitled to additional compensation.

(d) In the event suit or other proceedings are instituted to enforce any of the terms or conditions of this Agreement, the prevailing party shall not be necessarily entitled to attorneys' fees and court costs as a matter of entitlement.

(e) In the event of any dispute under or relating to the terms of this Agreement, or breach thereof, it is agreed that the same shall be submitted to arbitration to the American Arbitration
Association, in Orange County, California. The arbitration shall be conducted in accordance with the rules promulgated by said Association except that pursuant to C.C.P . 1283.1(b), the provisions of C.C.P. 1283.05 are incorporated into the arbitration. Any judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, this Agreement has been executed on the day and year first written above.

                                     EMPLOYER

                                     California Telephone Co., Inc.


                                     By:  /s/  C. Jay Smith
                                     C. Jay Smith, President


                                     By: /s/ Marc Tow
                                     Marc Tow, Secretary


                                     EMPLOYEE


                                     /s/ C. Jay Smith
                                     C. Jay Smith


                   EMPLOYMENT CONTRACT TERMS
                              FOR
                         C. JAY SMITH

1.  Base Salary

The base salary for C. Jay Smith, President, of California
Telephone Co., Inc., will be one hundred and twenty-five thousand dollars ($125,000.00), per annum, payable in equal installments according to the payroll schedule adopted by California Telephone Co., Inc.

This base salary shall increase per annum, subject to Board of Director approval and will increase as directly related to increase in profits. Calculations will computed for the year ending on August 31, in the following fashion: If profits are up ten (10) percent, then base salary shall increase ten percent, but a decrease in profits will not act to diminish the base salary.

2.  Bonus

A bonus shall be earned according to the following parameters:

A. There shall not be a bonus due for gross revenues that do not exceed four million, five-hundred thousand dollars
($4,500,000.00).

B. A bonus shall be due for gross revenues that exceed four million, five-hundred thousand dollars ($4,500,000.00), but are less than six million dollars ($6,000,000.00). This bonus shall be computed at the rate of two percent (2%) of such revenues.

C. A bonus shall be due for gross revenues that exceed six million dollars ($6,000,000.00). This bonus shall be computed at the rate of two percent (2%) of such revenues.

This bonus shall be computed for the year ending August 31.

3.  Stock Options For Profitability

If, on the year ending August 31, it is determined that the company's profits are greater than one percent (1%), then there shall be two-hundred and fifty thousand (250,000) options offered at a rate that is twenty-five (25) percent less than Bid.

4.  Medical Benefits

Medical coverage shall be as according to the plan and provider authorized by California Telephone, and shall be provided for a period of ten (10) years.

5.  Retirement Benefits

Retirement benefits shall be provided and shall be funded to the fullest and maximum annual contribution allowable according to ERISA.

6.  Vacation Benefits

There shall be vacation benefits allowable such that one (1) month of vacation shall have accrued by the end of the calendar year.

7.  Auto Expense Benefits

There shall be an allowable monthly automobile expense for two cars, that shall, at a maximum, be four hundred and eighty dollars ($480.00) per car.

                            EX-10.2
          ELECTRONIC COMMERCE ARCHITECTURE PROJECT


                           NETTEL.COM
            ELECTRONIC COMMERCE ARCHITECTURE PROJECT
                         (May 1, 1999)

1.0  Proposal Summary

MFSNet.Com proposes to NetTel.Com to prepare an electronic commerce architecture model, various business models, presentation materials and other publications. In addition, MFSNet.Com proposes to provide analysis, design, modeling, project management and technology management services and systems to NetTel.Com under this contract.

2.0  Proposal Details

This document represents a proposal to NetTel.Com from MFSNet.Com to provide the following services and works:

A Scalable Electronic Commerce Architecture for NetTel.Com and its subsidiaries

Various Business and Information Technology (IT) Models for
NetTel.Com related to Electronic Commerce

Various Internet Site designs and implementations

Various Business and Electronic Commerce publications and presentation materials (electronic and hard copy)

Professional Services

Technology Management Services

Contracted Staff Management Services

Project Management Services

Technical Writing and Editing

Electronic Commerce and Information Technology (IT) Consulting
Services

Equipment and Software Leases

Electronic Commerce, Enterprise Management and Supply Chain
Management systems analysis, modeling, design, acquisition, integration and installation services

IT Vendor Management Services

Various IT prototype systems

Once accepted by both MFSNet.Com and NetTel.Com, this proposal will be the contract to provide the proposed services as amended by the attached addendum.

3.0  Electronic Commerce Architecture

The proposed Electronic Commerce Architecture (ECA) will address the business processes and services of NetTel.Com and its subsidiaries, including Communications Plus.

The Electronic Commerce Architecture (ECA) is intended to act as a framework and blueprint within which MFSNet.Com will design, acquire, build, implement and manage the electronic commerce infrastructure for NetTel.Com.

The "NetTel.Com Business Relationship Mapping" illustrates the business relationships of NetTel.Com with its subsidiaries, its suppliers, its customers and investors. The ECA will attempt to integrate these relationships within its systems and across the private and public networks (Internet) as need be.

"Communications Plus Business Model" is illustrated for discussion purposes of the NetTel.Com core business model and supply chain management services.

The "NetTel.Com Electronic Commerce Architecture" document illustrates the framework, or business parameters, within which the ECA will be developed.

The ECA will also address the management service requirements for NetTel.Com and its subsidiaries, as illustrated in the attached document: "NetTel.Com Management Services Model".
These business services are the core business processes that the information technology (IT) infrastructure needs to integrate and support.

An early diagram of the information technology (IT) infrastructure components needed to build the NetTel.Com ECA is included in the diagram labeled: "NetTel.Com Information Technology Model". In order to build out the IT infrastructure, a large expenditure of capital and time would be required. A more modest proposal is suggested to begin the ECA process.

The overall ECA project plan proposes to begin by implementing working prototypes of the core components and putting them into production when accepted by NetTel.Com management. As business and revenue requirements demand or allow, the prototype systems will be replaced with more robust, durable, secure and scalable IT systems. The prototype systems are illustrated in the document: "NetTel.Com Information Technology Model - Prototype Development and Production .

The Key features of the ECA to be built for NetTel.Com will eventually include the following:

Integrated enterprise management systems

Accounting

Human Resources

Purchasing

Inventory Control

Manufacturing Resource Planning

Budgeting

Customer Relationship Management

Supply Chain Management

Business Relationship Management

Internal Corporate Web Services

Policies

News releases

Standards

Customer Support Systems

Forms

Public Web Services

New Customer Acquisition and Setup

Automated System Configuration Assistance

Moderated Equipment Auctions

Audio Help and "How To"

News Releases

Equipment Information and Illustrations

Online Purchase Requests

Online Order Status

Change Requests

Customer Service (human and automated)

Product Catalogs and Availability

Bulk eMail

Targeted Marketing

Automated eMail responses

Automated database updating from eMail

Business Relationship Management Web Services

Connections with Equipment Manufacturer Sites

Connections (links) from and to the NetTel.Com business partners
(InterConnects)

Online Invoice tracking for Vendors and InterConnects

Investor Relations Web Services

Annual Reports

Press Releases

Notes from the Company

Current Stock Prices

"Broker-Assist" pages for the Over the Counter (OTC) process as it relates to NetTel.Com

Individualized Subsidiary Services

4.0  Electronic Commerce Architecture Implementation Plan

The plan to build out the complete Electronic Commerce Architecture and to implement the complete IT infrastructure and business processes will be extensive. In order to provide the basic online services to the NetTel.Com customers and investors, a staged implementation plan is proposed by MFSNet.Com. Phase One will include:

Design and build two basic Web sites: NetTel.Com and Communications Plus

Build the Investor Relations Section of the NetTel.Com site, publishing the Prospectus and offerings

Provide Online Customer Setup

Provide Online Configuration Support

Provide Online Customer Support

Provide Online Ordering

Provide online payment options (Credit Card)

Provide bulk eMail routing

The working prototypes will be built on systems provided and managed by MFSNet.Com in the NetTel.Com facilities.

Phase Two will include:

Design of the NetTel.Com Electronic Commerce Architecture (ECA)

Preparation of an ECA plan and budget

Integration of the prototype web site services with rudimentary customer relationship and business management services for the NetTel.Com management staff

Add automated order and inquiry processing

Add automated eMail Responses

Add audio help and configuration assistance to the web site

Design, plan and budget the addition of Online Equipment
Auctions to the web site

Add the automated equipment catalog updating features to the systems

Add more online payment options (Automated Clearing House (ACH) electronic fund transfer)

Update the two initial Web Sites

The next phases will have their objectives determined based on the business requirements of the NetTel.Com management.

5.0 Projected Budget

The budget is estimated for the successful completion of the items listed in phases one and two. Actual costs will be reimbursed, plus compensation for actual time charged for each category of service.

Phase I Budget, June through Mid August 1999:

Server, Workstation, Equipment and
software lease @$500 mo.           $1,250

Professional Services @$10,000 mo. 25,000

Web Development @ $65 hr            6,500

Proposal Development                  N/C

Business Modeling for Proposal        N/C

Site Server (eCommerce), SQL Server (database),
Exchange Server (eMail)            16,000

Miscellaneous Web Tools Software    1,500

Internet Setup (DSL)                  700

Monthly Internet Connection @$180 mo. 450

Database Development @ $95 hr       4,750
                                  $56,450

Phase II Budget, Mid-August 1999 through December 1999:

Server, Workstation, Equipment and
software lease @$500 mo.          $ 1,250

Professional Services @$10,000 mo. 45,000

Web Development @ $65 hr           13,000

Miscellaneous Web Tools Software    1,500

Monthly Internet Connection
@$180 mo.                             810

Database Development @ $95 hr      19,000
                                  $80,560

Total estimated budget to accomplish the business objectives in both Phase I and Phase II for NetTel.Com:  $137,010

6.0  Services and Rates

The MFSNet.Com estimates are based on the following categories and rates:

Professional Services, monthly charge      $10,000

Web Development, hourly charge             $    65

Database Development, hourly rate          $    95

Monthly equipment lease                    $   500

Mileage                                    $  0.29

Actual costs will be accounted. Consulting services acquired for this project will be charged at actual rates plus 20%. Software, consumables, supplies and equipment acquisitions on behalf of NetTel.Com will be priced at actual cost with no markup. Discounts and rebates on equipment or software will be returned to NetTel.Com.

Local transportation and per diem for MFSNet.Com staff is included in the professional service fee. If NetTel.Com wishes the MFSNet.Com staff to attend briefings or meetings outside the NetTel.Com office area, then all expenses will be estimated and advanced. Actual expenses will be reimbursed net of the travel advance.

7.0  Compensation and Payment Schedules

Direct costs will be paid in cash. Professional Services fees may be paid in equity of 100,000 shares under Rule 144 or cash.

8.0  Intellectual Property Rights

MFSNet.Com will retain its rights to all intellectual property disclosed to NetTel.Com during the course of this project, before the consummation of this contract and after the term of this contract.

MFSNet.Com will allow NetTel.Com the non-exclusive rights to use the intellectual property (and its representations) provided under this contract in its internal publications, marketing materials, prospectus, and presentations as long as proper attribution is made to MFSNet.Com and agreed-upon compensation has been received by MFSNet.Com.

Use by NetTel.Com staff or management of intellectual property that was produced and provided to NetTel.Com in order for them to review this proposal by MFSNet.Com will be considered acceptance of this proposal in toto by NetTel.Com.

9.0  Non-Disclosure Agreement

NetTel.Com, by acceptance or use of this proposal, agrees not to disclose proprietary or other intellectual property provided to them or learned by them from MFSNet.Com in any public presentation, publication or to any third party unless specifically allowed in this contract or its amendments.

10.0  Indemnification Clause

MFSNet.Com makes no claims of suitability, merchantability, Year 2000 compliance or fitness of use for the systems designed, acquired or implemented for NetTel.Com by either MFSNet.Com personnel or contractors. In addition, MFSNet.Com accepts no liability for use, errors or omissions in product acquired or developed for NetTel.Com as part of this contract.

It is the responsibility of NetTel.Com to comply with all National and International Copyright, Patent and Trademarks rules for materials that they use.

It is the responsibility of NetTel.Com to comply with all software licensing agreements that they use even those that may have been provided to them by MFSNet.Com under the terms of this contract.

MFSNet.Com will not indemnify NetTel.Com.

NetTel.Com will indemnify and defend MFSNet.Com and Michael F.
Smith for any actions based on the use of any materials provided by MFSNet.Com to NetTel.Com.

11.0  Arbitration

Any disputes between MFSNet.Com and NetTel.Com concerning the terms or conditions of this contract that can not be negotiated between the two parties will be brought to an authorized, independent Arbitrator licensed in the State of California for binding arbitration.

12.0  Contract Change Orders

All changes to this contract and the resultant budgetary and project plan impacts will be written and accepted by signatories of both NetTel.Com and MFSNet.Com and will be then accepted as amendments to this contract.

13.0  About MFSNet.com

Michael F. Smith registered MFSNet.Com in January 1999, in Salt
Lake City, Utah. MFSNet.Com is intended to be a company that specializes in producing and publishing intellectual property for traditional publication outlets and the Internet.

In addition, MFSNet.Com staff will provide professional and management services to companies and individuals that wish to publish or otherwise establish electronic commerce services to the Internet.

14.0  Signature Page

By signing below, authorized signatories from NetTel.Com and MFSNet.Com bind the entities to the terms and conditions of this contract, its amendments and addendum.

I accept this contract on behalf of my organization:


/s/  C. Jay Smith
C. Jay Smith, President, Net Tel.Com


/s/  Michael F. Smith
Michael F. Smith, President, MFSNet.com

                            EX-10.3
                     EMPLOYMENT AGREEMENT

                     EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made effective as of December 06, 1999, by and between Communications Plus, ("the Employer"), of 1636 Stadium View, Anaheim, California 92806 and Richard G. Luna, ("the Employee"), of 1319 West Mauretania Street, Wilmington, California 90744.

A. Employer is engaged in the business of selling new and used telephone equipment. The Employee will primarily perform the job duties at the following locations: 1636 Stadium View, Anaheim, California.

B.  Employer desires to have the services of the Employee.

C.  Employee is willing to be employed by Employer.

Therefore, the parties agree as follows:

1. EMPLOYMENT. Employer shall employ Employee as the General Manager. Employee shall provide to Employer the following services: Report directly to Jay Smith. Duties will include the following: Provide management duties to all sales warehouse and technical staff. Create new sales lead opportunities for sales staff, provide technical support to the company and customers, provide install support to interconnect companies, hire new employees, provide administration support to the office personnel. Employee accepts and agrees to such employment, subject to the general supervision, advice and direction of Employer.

2. BEST EFFORTS OF EMPLOYEE. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may be required by the express and implicit terms of this Agreement, to the reasonable satisfaction of Employer. Such duties shall be provided at such place(s) as the needs, business, or opportunities of the Employer may require from time to time.

3. COMPENSATION OF EMPLOYEE. As compensation for the services provided by Employee under this Agreement, Employer will pay Employee $72,000.00 per year. This amount shall be paid weekly, not later than 7 days after the payroll period that ended on the preceding Saturday. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid. Accrued vacation will be paid in accordance with state law and the Employer's customary procedures. This section of the Agreement is included only for accounting and payroll purposes and should not be construed as establishing a minimum or definite term of employment.

4. COMMISSION PAYMENTS. In addition to the payments under the preceding paragraph, Employer will make commission payments to the Employee based on 5% of Gross Sale on equipment. This commission will be paid monthly on the last day of each month. Commissions will be paid on all sales directly attributed to employee through direct sales and sales staff.

a. Accounting. The employer shall maintain records in sufficient detail for purposes of determining the amount of the commission. The Employer shall provide to Employee a written accounting that sets forth the manner in which the commission payment was calculated.

b. Right to Inspect. The Employee, or the Employee's agent, shall have the right to inspect Employer's records for the limited purpose of verifying the calculation of the commission payments, subject to such restrictions as Employer may reasonably impose to protect the confidentiality of the records. Such inspections shall be made during reasonable business hours as may be set by Employer.

c. Death of the Employee. If Employee dies during the term of this Agreement, Employee shall be entitled to payments or partial commission payments for the period ending with the date of Employee's death.

d. Disability of the Employee. If the Employee becomes disabled during the term of this Agreement, the commission payments shall continue at the same rate specified above. If the disability continues for a continuous period of 90 days, the Employer, at its option may terminate commission payments upon 30 days written notice to the Employee or the Employee's personal representative; provided, however, all commissions that have been earned by the Employee shall be paid. For the purposes of this Agreement, "disability" means a mental or physical illness or condition that renders Employee incapable of performing the essential functions of the services without reasonable accommodation.

5. REIMBURSEMENT FOR EXPENSES IN ACCORDANCE WITH EMPLOYER POLICY. The Employer will reimburse Employee for "out-of-pocket" expenses: Meals, parking and any other expenses must be approved by management before the expense can be paid. All expenses will be paid at the end of each month. Employer will provide employee with a cell phone and gas card.

6. RECOMMENDATIONS FOR IMPROVING OPERATIONS. Employee shall provide Employer with all information, suggestions, and recommendations regarding Employer's business, of which Employee has knowledge, that will be benefit to Employer.

7. CONFIDENTIALITY. Employee recognizes that Employer has and will have information regarding the following:

-  inventions
-  products
-  prices
-  costs
-  discounts
-  future plans
-  business affairs
-  processes
-  trade secrets
-  technical matters
-  customer lists

and other vital information (collectively, "Information") which are valuable, special and unique assets of Employer. Employee agrees that the Employee will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communication any Information to any third party without the prior written consent of the Employer. Employee will protect
the Information and treat it as strictly confidential.   A
violation by Employee of this paragraph shall be a material violation of this Agreement and will justify legal and/or equitable relief.

8.  UNAUTHORIZED DISCLOSURE OF INFORMATION.  If it appears that
Employee has disclosed (or has threatened to disclose)

Information in violation of this Agreement, Employer shall be entitled to an injunction to restrain Employee from disclosing, in whole or in part, such Information, or from providing any services to any party to whom such Information has been disclosed or may be disclosed. Employer shall not be prohibited by this provision from pursuing other remedies, including a claim for losses and damages.

9. CONFIDENTIALITY AFTER TERMINATION OF EMPLOYMENT. The confidentiality provisions of this Agreement shall remain in full force and effect for a 1 year period after the termination of Employee's employment. During such 1 year period, neither party shall make or permit the making of any public announcement or statement of any kind that Employee was formerly employed by or connected with Employer.

10. EMPLOYEE'S INABILITY TO CONTRACT FOR EMPLOYER. Employee shall not have the right to make any contracts or commitments for or on behalf of Employer without first obtaining the express written consent of Employer.

11. VACATION. Employee shall be entitled to 1 Week of paid vacation for each year of employment beginning on the first day of Employee's employment. Such vacation must be taken at a time mutually convenient to Employer and Employee, and must be approved by Employer. Requests for vacation shall be submitted to Employee's immediate supervisor 10 days in advance of the requested date such vacation would commence.

12. HOLIDAYS. Employee shall be entitled to 5 holidays with pay during each calendar year.

13. INSURANCE BENEFITS. Employee shall be entitled to insurance benefits, in accordance with the Employer's applicable insurance contract(s) and policies, and applicable state law.
These benefits shall include:

- health insurance
- disability insurance

14. OTHER BENEFITS. Employee shall be entitled to the following additional benefits:

50,000 shares of stock in OTTC upon accepting employment and 25,000 shares per quarter for the first year of service. After first year of service employee is entitled to the purchase option of 25,000 shares per quarter.

15. TERM/TERMINATION. Employee's employment under this Agreement shall be for an unspecified term on an "at will" basis. This Agreement may be terminated by either party upon 5 days written notice. If Employee is in violation of this Agreement, Employer may terminate employment without notice and with compensation to Employee only to the date of such termination. The compensation paid under this Agreement shall be the Employee's exclusive remedy.

16. TERMINATION FOR DISABILITY. Employer shall have the option to terminate this Agreement, if Employee becomes permanently disabled and is no longer able to perform the essential functions of the position with reasonable accommodation.
Employer shall exercise this option by giving 30 days written notice to Employee.

17. COMPLIANCE WITH EMPLOYER'S RULES. Employee agrees to comply with all of the rules and regulations of Employer.

18. RETURN OF PROPERTY. Upon termination of this Agreement, the Employee shall deliver all property (including keys, records, notes, data, memoranda, models, and equipment) that is in the Employee's possession or under the Employee's control which is Employer's property or related to Employer's business. Such obligation shall be governed by any separate confidentiality or proprietary rights agreement signed by the Employee.

19. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

Employer:

Communications Plus
Jay Smith, President
1636 Stadium View
Anaheim, California 92806

Employee:

Richard G. Luna
1319 West Mauretania Street
Wilmington, California 90744

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

20. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This
Agreement supersedes any prior written or oral agreements between the parties.

21. AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

22. SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

23. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

24. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California.

Employer:

Communications Plus

By: /s/  Jay Smith
Jay Smith, President

AGREED TO AND ACCEPTED

Employee:


By: /s/  Richard G. Luna
Richard G. Luna

                             EX-16
          LETTER ON CHANGE IN CERTIFYING ACCOUNTANT


Kelly & Company
Certified Public Accountants
3931 MacArthur Boulevard, Suite 205
Newport Beach, California 92660
(949) 474-7440


March 2, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: One Touch Total Communications, Inc.

We have read the statements regarding the change of auditors that we understand One Touch Total Communications, Inc. (formerly California Telephone Company, Inc.) will include under
Item 23 titled "Changes In and Disagreements with Accountants on Accounting and Financial Disclosure" of the Form SB-2 it will file. We agree with such statements made in the first and second paragraphs thereof regarding our firm. We have no basis to agree or disagree with other statements made under Item 23.

Truly yours.


/s/  Kelly & Company
Kelly & Company

                            EX-23.1
                    CONSENT OF ACCOUNTANTS


L.L. Bradford & Company, LLC
Certified Public Accountants
2901 El Camino Avenue, Suite 105
Las Vegas, Nevada 89102
(702) 735-5030


April 2, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  One Touch Total Communications, Inc. - Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated February 16, 2001 in One Touch Total Communications, Inc.'s audited financial statements, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC

                             EX-23.2
                       CONSENT OF COUNSEL


Brian F. Faulkner
A Professional Law Corporation
3900 Birch Street, Suite 113
Newport Beach, California 92660
(949) 975-0544


March 30, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  One Touch Total Communications, Inc. - Form SB-2

Dear Sir/Madame:

I have acted as counsel to One Touch Total Communications, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form SB-2 relating to the registration of 6,075,000 shares of its common stock ("Shares"), $0.001 par value per Share. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.